Exhibit 10.4

MONTAGUE OAKS ASSOCIATES PHASE I & II,

(Landlord)

and

HEMOSENSE, INC.

(Tenant)

LEASE

SUMMARY OF LEASE

1. DATE OF LEASE:	February 11, 2004

2. LANDLORD:	MONTAGUE OAKS ASSOCIATES PHASE I & II 3945 Freedom Circle, Suite 640 Santa Clara, California 95054

3. TENANT:	HEMOSENSE, INC.

4. PREMISES:	651 River Oaks Parkway San Jose, California

5. SQUARE FEET:	15,258

6. PERMITTED USE:	General office, research and development, light manufacturing and other legally permitted uses incidental to the foregoing uses and reasonably necessary for the conduct of Tenant’s business

7. TERM:

(a) SCHEDULED COMMENCEMENT DATE:	April 1, 2004

(b) SCHEDULED EXPIRATION DATE:	March 31, 2009

8. RENT:

(a) BASIC RENT:	$10,680.60 (months 4 - 12)

(b) ADJUSTMENTS TO BASIC RENT:	$11,443.50 (lease months 13-24) $12,206.40 (lease months 25-36) $12,969.30 (lease months 37-48) $13,732.20 (lease months 49-60)

(c) TENANT’S ESTIMATED SHARE OF COMMON AREA CHARGES:	$4,577.40

9. SECURITY DEPOSIT:	$13,732.20

10. PARKING SPACES PROVIDED:	Fifty-six (56), subject to paragraph 15 of the Lease.

11. OTHER IMPORTANT PROVISIONS:	Option to Extend (paragraph 54) Right of First Offer (paragraph 55)

THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN KEY PROVISIONS IN THE ATTACHED LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.

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LEASE

THIS LEASE (“Lease”) is made this eleventh (11th) day of February, 2004, by and between MONTAGUE OAKS ASSOCIATES PHASE I & II, a California general partnership (“Landlord”), and HEMOSENSE, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises outlined in red on Exhibit “A” (the “Premises”) commonly known as 651 River Oaks Parkway, San Jose, California, which Landlord and Tenant hereby agree consists of approximately fifteen thousand two hundred fifty-eight (15,258) square feet in that certain project commonly referred to as Montague Oaks (the “Project”). As used herein, the term Project shall mean and include all of the land described in Exhibit “B” and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Tenant covenants, as a material part of the consideration of this Lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this Lease is made upon the condition of such performance and observance.

1. Use. Subject to the restrictions contained in paragraph 6 hereof, Tenant shall use the Premises for the purpose of general office, research and development, light manufacturing and other legally permitted uses incidental to the foregoing uses and reasonably necessary for the conduct of Tenant’s business and shall not use or permit the Premises to be used for any other purpose.

2. Term.

(a) The term shall be for sixty (60) months (unless sooner terminated as hereinafter provided) and, subject to paragraphs 2(b) and 3, shall commence on the later of (A) April 1, 2004 or (B) the date that Landlord shall have tendered possession of the Premises in accordance with paragraph 2(b) below (such later date being the “Commencement Date”), and end on the date that is one (1) day prior to the fifth (5th) anniversary of such Commencement Date.

(b) Possession of the Premises shall be deemed tendered when all of the following have occurred:

(i) One day after a final building permit acknowledging completion and permitting occupancy is granted by the proper governmental agency;

(ii) All water, sewer, fire sprinkler, electricity and gas systems are connected to the Premises and available for use by Tenant upon payment by Tenant of the customary charges therefor;

(iii) Tenant has been afforded the FF&E Installation Period (as defined in paragraph 3(c) below); and

(iv) Upon substantial completion of the Tenant Improvements (as defined in Section 1 of the Work Letter Agreement attached as Exhibit “C” to this Lease (“Work Letter Agreement”)) in accordance with (A) the Work Letter Agreement, (B) the Final Construction Drawings and (C) and any change orders approved by Landlord and Tenant pursuant to the terms of the Work Letter Agreement, exclusive only of telephones or other communication systems and Punchlist items, the non-completion of which does not materially interfere with the use of the Premises by Tenant. Notwithstanding the preceding sentence, if Landlord is prevented from or delayed in completing the Tenant Improvements due to Tenant Delay (as defined in Paragraph 7 of the Work Letter Agreement), then the substantial completion date shall be deemed to be the date upon which such work would have been so substantially completed but for such Tenant Delay.

3. Possession.

(a) If Landlord for any reason cannot deliver possession of the Premises to Tenant by April 1, 2004 or any other date, this Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and Tenant shall not be liable for rent until the commencement of the term is determined in accordance with paragraph 2(b). If the term commences on a date other than April 1, 2004, then the parties shall immediately execute an amendment to this Lease stating the actual date of commencement and the revised expiration date. If the Commencement Date has not occurred on or before the “Scheduled Date”, as defined below, then Landlord shall not be liable to Tenant for any loss or damage on account thereof, but Tenant shall, as its sole and exclusive remedy for such delay, be entitled to an abatement of basic rent for each day from and after the Scheduled Date until the occurrence of the Commencement Date in accordance with paragraph 2(b) as follows: The basic rent first due on and after Commencement Date shall be subject to abatement calculated as follows: (i) for each day from the first (1st) through the fifteenth (15th) day after the Scheduled Date, Tenant shall be entitled to an abatement of basic rent in an amount equal to twenty-five percent (25%) of one (1) daily installment of basic rent; (ii) for each day from and after the sixteenth (16th) day through and including the thirtieth (30th) day after the Scheduled Date, Tenant shall be entitled to an abatement of basic rent in an amount equal to fifty percent (50%) of one (1) daily installment of basic rent; (iii) for each day from and after the thirty-first (31st) day until and including the forty-fifth (45th) day after the Scheduled Date, Tenant shall be entitled to an abatement of basic rent in an amount equal to seventy-five percent (75%) of one (1) daily installment of basic rent; and (iv) for each day from and after the forty-sixth (46th) day after the Scheduled Date, Tenant shall be entitled to an abatement of basic rent in an amount equal to one hundred percent (100%) of one (1) daily installment of basic rent. In addition, if the Commencement Date has not occurred on or before the sixtieth (60th) day after the Scheduled Date, then Tenant may, as Tenant’s sole and exclusive remedy, give written notice of termination of this Lease to Landlord. If the Commencement Date has not occurred within fifteen (15) days after the date of Landlord’s receipt of Tenant’s termination notice, then this Lease shall terminate as of the fifteenth (15th) day after Landlord’s receipt of the termination notice, and Landlord shall return to

Tenant any prepaid rent and the security deposit delivered to Landlord. As used herein, the “Scheduled Date” shall mean May 15, 2004; provided, however that the Scheduled Date shall be extended one day for each day that substantial completion of the Tenant Improvements is delayed due to “Force Majeure.” As used herein, “Force Majeure” shall mean the unavailability of materials, strike or other labor trouble or any other cause beyond the reasonable control or anticipation of Landlord, but shall not include the default or wrongful conduct of the general contractor or subcontractor of any tier constructing the Tenant Improvements, a dispute between Landlord and its contractor, or between any general contractor or subcontractor of any tier constructing the Tenant Improvements, Landlord’s failure or inability to pay money or the unavailability of Building standard materials used by Landlord in the Project.

(b) Tenant’s inability or failure to take possession of the Premises on or before the Commencement Date shall not delay the commencement of the term of this Lease or Tenant’s obligation to pay rent.

(c) Subject to scheduling, safety, security and other similar considerations arising in connection with Landlord’s performance of the Tenant Improvements in accordance with the Work Letter Agreement (as determined by Landlord in Landlord’s reasonable discretion), Landlord shall use reasonable efforts to grant Tenant access to the Premises approximately thirty (30) days, but in no event less than twenty (20) days, preceding Landlord’s estimated substantial completion date for such Tenant Improvements (“FF&E Installation Period”) for the sole purpose of installing in the Premises, at Tenant’s sole cost and expense, its lab equipment, network cabling, electrical, telecommunications, furniture systems and other equipment and fixtures (collectively, the “FF&E”). Tenant hereby agrees and acknowledges that, due to scheduling, safety, security and other similar considerations arising in connection with Landlord’s performance of the Tenant Improvements, (A) Tenant may not have access to the entire Premises during the entire FF&E Installation Period provided, however, Tenant shall have access to the Premises for at least twenty (20) days prior to the Commencement Date, and (B) the actual Commencement Date may occur sooner than thirty (30) days (but no sooner than twenty (20) days) after the date that Tenant is initially granted access to the Premises pursuant to this paragraph 3(c). Tenant shall not be obligated to pay basic rent or common area charges (both as described in paragraph 4 below) during the FF&E Installation Period, but Tenant shall otherwise be subject to all of the terms and conditions of this Lease. In no event shall the installation of the FF&E interfere with or delay Landlord’s completion of Tenant Improvements. Notwithstanding Landlord’s granting of access to the Premises during the FF&E Installation Period, or delivery of possession of the Premises to Tenant on the Commencement Date, Tenant shall not be permitted to enter or occupy the Premises unless and until Tenant has provided Landlord the certificates of insurance required pursuant to the terms and conditions of this Lease (including, without limitation, paragraph 11 hereof).

4. Monthly Rent.

(a) Basic Rent. Tenant shall pay to Landlord monthly installments of basic rent for the Premises, in advance, on or before the first day of each and every calendar month of the lease term as set forth in this paragraph 4(a) below. Basic rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days in such partial month.

Lease Months	Monthly Amounts
1-3	$0.00
4-12	$10,680.60
13-24	$11,443.50
25-36	$12,206.40
37-48	$12,969.30
49-60	$13,732.20

(b) Common Area Charges. In addition to the above basic rent and as additional rent, Tenant shall pay to Landlord, subject to adjustments and reconciliation as provided in paragraph 16 of this Lease, the sum of Four Thousand Five Hundred Seventy-seven Dollars and Forty Cents ($4,577.40) on or before the first day of the fourth full calendar month of the term and on the first day of each and every successive calendar month, said sum representing Tenant’s estimated payment of its percentage share of common area charges as provided for in paragraph 16 of this Lease. Payment of estimated common area charges for any partial month shall be payable in advance and shall be prorated at the rate of 1/30th of the monthly payment of common area charges per day, assuming a thirty (30) day month.

(c) Manner and Place of Payment. All payments of basic rent and common area charges shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, or to such other person or place as Landlord may from time to time designate in writing.

(d) Fourth Month’s Rent. Upon the execution of this Lease by Landlord and Tenant, Tenant shall deposit with Landlord the sum of Fifteen Thousand Two Hundred Fifty-eight Dollars ($15,258.00) to be applied against the basic rent and common area charges for the fourth (4th) lease month of the term.

(e) Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Thirteen Thousand Seven Hundred Thirty-two Dollars and Twenty Cents ($13,732.20), which sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. If any Event of Default occurs with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of basic rent and common area charges, Landlord may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any amount which Landlord may spend by reason of such Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default. If any portion of said deposit is so used, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the security deposit to its original amount; Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration or termination of this Lease, Landlord may retain from the security deposit such amounts as may be necessary to remedy any event that, subject to notice and the expiration of any cure period, would be an Event of Default under this Lease, and the balance of the security deposit shall be returned to Tenant after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest, and Tenant agrees that Landlord shall thereupon be released from liability for the return of such deposit or any accounting therefor.

5. Intentionally Omitted.

6. Restriction on Use. Tenant shall not do or permit to be done in or about the Premises or the Project, nor bring or keep or permit to be brought or kept in or about the Premises or Project, anything which is prohibited by or will in any way increase the existing rate of (unless Tenant pays all of the increased insurance premiums occasioned thereby within ten (10) days after Landlord’s notice of such increase and invoice therefor), fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not intentionally damage the Premises or Project and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper.

7. Compliance with Laws. Subject to the allocation of responsibility for code compliance alterations as specified in paragraph 8 below, Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply (i) with all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises, (ii) with the requirements of any board of fire underwriters or other similar insurance body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, promptly upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant.

8. Alterations. Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as “Alterations”) without (i) the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (ii) a valid building permit (to the extent required for any such Alteration) issued by the appropriate governmental authority and (iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body applicable to or arising from such Alteration. Landlord’s consent to any requested Alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such Alteration’s compliance with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities. Notwithstanding anything contained herein, (a) Tenant may, at Tenant’s sole cost and expense, construct non-structural alterations, additions and improvements (“Permitted Alterations”) in the Premises without Landlord’s prior approval, but with ten (10) days’ prior written notice to Landlord describing the Permitted Alterations together with any plans or specifications for such Permitted Alterations, provided that the cost of such Permitted Alterations does not exceed Fifteen Thousand Dollars ($15,000) in any calendar year. Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) by or on behalf of Tenant shall at all times be and remain Tenant’s property. Tenant may remove Tenant’s Property from the Premises at any time during the Lease term provided Tenant repairs all damage caused by such removal and restores the area where such removal occurred in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property. In no event shall Tenant remove any of the Tenant Improvements. Alterations and Permitted Alterations shall be made by Tenant at its sole risk, cost and expense and only after Landlord’s written approval of any licensed contractor selected by Tenant for that purpose, and the same shall be made at such time and in such manner that does not interfere with adjacent tenants in the Project. Tenant shall, if reasonably required by Landlord, secure at Tenant’s cost a completion and lien indemnity bond for such work. Tenant may at anytime during the term of the Lease, remove any Alterations and/or Permitted Alterations installed in the Premises by Tenant at its sole cost and expense provided that Tenant shall, at Tenant’s sole cost and expense, repair any damage to the Premises caused by such removal and restore the Premises to the condition that existed prior to such Alteration and/or Permitted Alteration in accordance with all applicable laws, statutes, building codes, and regulations in effect as of the date of such restoration. In addition, upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant’s sole cost and expense, to promptly both remove any Alterations and/or Permitted Alterations made by or on behalf of Tenant (without regard for which party paid the cost thereof) and designated by Landlord to be removed and repair any damage to the Premises caused by such removal, and restore the Premises to the condition that existed prior to such Alteration or Permitted Alteration in accordance with all applicable laws, statutes, building codes, and regulations in effect as of the date of such restoration. Notwithstanding the foregoing, if requested by Tenant at the time Tenant (A) requests Landlord’s consent to the Alteration in question or (B) provides written notice of any Permitted Alteration, Landlord shall notify Tenant concurrently with its consent to the Alteration, or within thirty (30) days after Landlord receives written notice of a Permitted Alteration, whether Landlord will require Tenant to remove such Alteration or Permitted Alteration upon the expiration or earlier termination of this Lease. Unless Landlord requires removal or Tenant elects to remove the same prior to the expiration of the term, all Alterations and Permitted Alterations made by or on behalf of Tenant after the Commencement Date (excluding Tenant’s Property), shall become a part of the Premises and belong to Landlord upon the expiration or earlier termination of this Lease. Any Tenant’s Property or other moveable furniture and equipment or trade fixtures belonging to anyone claiming through Tenant remaining on the Premises at the expiration or other termination of the term shall be disposed of at Tenant’s sole expense, in accordance with applicable law by Landlord unless promptly removed by Tenant.

If, during the term, any Alteration of the Premises is required by law, regulation, ordinance or order of any public authority with respect to Tenant’s particular use of the Premises or any Alterations or Permitted Alterations made by or on behalf of Tenant after the completion of the Tenant Improvements, such Alteration shall be promptly made by Tenant, at its sole cost and expense. If, during the term, any Alteration to the Common Area, the Premises or to the Project is required by law, regulation, ordinance or order of any public or quasi-public authority, without regard to Tenant’s particular use or an Alteration or Permitted Alteration made by or on behalf of Tenant, Landlord shall make such Alteration(s) and the cost thereof shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16.

9. Repair and Maintenance. Except as expressly provided in this paragraph 9, and subject to paragraphs 11 and 17 below, Tenant shall at its sole cost keep and maintain in the same condition as existed on the Commencement Date (ordinary wear and tear, casualty, condemnation, and Hazardous Materials not introduced to the Premises by Tenant or its agents, employees, subtenants and assigns excepted) the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors and all door hardware, the interior walls and partitions, lighting and the electrical, mechanical, and plumbing systems. Notwithstanding the foregoing, on the Commencement Date, the plumbing, mechanical and electrical systems (collectively, “Building Systems”) serving the Premises shall be in good working order and, if, during the first ninety (90) days after the Commencement Date, Tenant shall give Landlord written notice of any failure of the Building Systems to be in good working order, Landlord shall promptly, at Landlord’s sole cost and expense, thereafter make such repairs as are necessary to cause such Building Systems to be in good working order. Tenant and Landlord hereby agree and acknowledge that Tenant shall be responsible for the routine maintenance and repair of the Building Systems during such ninety (90) day period. Notwithstanding anything to the contrary contained in this paragraph 9, but subject to paragraphs 11 and 17, to the extent any repair or maintenance to any Building System is required because of the negligent or wrongful act or omission of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord upon demand the full cost thereof.

Concurrently with the installation of the Tenant Improvements, Landlord shall, at Landlord’s sole cost and expense, replace six (6) original heating, ventilation and air conditioning units servicing the Premises (such replaced units shall be collectively referred to herein as the “New HVAC Units”). The other heating, ventilation and air conditioning units servicing the Premises (such other units shall be collectively referred to herein as the “Existing HVAC Units”) shall be in good working order on the Commencement Date. If at anytime prior to the expiration of the applicable HVAC Warranty Period (as defined below), Tenant gives Landlord written notice that any portion of the heating, ventilation and air conditioning system servicing the Premises (“HVAC System”) is not in good working order, so long as the necessary repairs and/or maintenance is covered under the applicable warranty, Landlord shall thereafter, at Landlord’s sole cost and expense, perform such repairs and maintenance as may be necessary to cause the same to be in good working order. As used herein, the “HVAC Warranty Period”: shall commence on the Commencement Date and end (i) for the Existing HVAC Units, on the ninetieth (90th) day after the Commencement Date, and (ii) for the New HVAC Units, on the later of (A) the ninetieth (90th) day after the Commencement Date or (B) any later expiration of any applicable manufacturer’s warranty (as described in the following subparagraph) for the repair of such New HVAC Units. After the expiration of the HVAC Warranty Period applicable to the Existing HVAC Units, except (x) for repairs and/or replacements covered by the New HVAC Unit manufacturer’s warranty described below, (y) for repair and/or replacements that are required to be capitalized under generally accepted accounting principles, and (z) as otherwise expressly provided in paragraphs 11, 16, 17 and 22, Tenant shall, at Tenant’s sole cost and expense, repair and maintain the HVAC System (unless Landlord has elected to keep and maintain the HVAC System as provided below) which shall include, without limitation, a periodic maintenance agreement with a reputable and licensed heating and air conditioning service company; provided, however, that Landlord shall promptly undertake and complete any repair or replacement to the HVAC System which is required to be capitalized under generally accepted accounting principles and Tenant shall pay on a monthly basis during the term of this Lease (and any extensions thereof) an amount equal to the monthly amortization of the full cost of the capital expenditure in question over the useful life of such capital repair or replacement. If Tenant’s use of the HVAC System is limited to normal business hours (8:00 a.m. to 6:00 p.m.) such agreement shall provide for service at least as often as every sixty (60) days; if Tenant’s use of the HVAC System extends beyond such normal business hours this service shall be as often as may be reasonably required by Landlord and in any event such service shall meet all applicable warranty enforcement requirements of such equipment that are disclosed by Landlord to Tenant and comply with all manufacturer recommended maintenance that is disclosed by Landlord to Tenant. Notwithstanding Tenant’s obligation to repair and maintain the HVAC System after the expiration of the applicable HVAC Warranty Period as herein required, Landlord may elect, at its option and at anytime during the term of this Lease, to keep and maintain the HVAC System and in such event, subject to the limitations on Tenant reimbursements set forth in Section 11, 16, 17, and 22, Tenant shall pay to Landlord within ten (10) days after Landlord’s invoice, the full cost of such maintenance; provided, however, any repair or replacement to the HVAC System which is required to be capitalized under generally accepted accounting principles shall be amortized in the manner set forth in the first (1st) sentence of the fourth (4th) subparagraph of this paragraph 9.

Landlord hereby agrees and acknowledges that, if any repairs to, or replacements of, the New HVAC Units are covered by any manufacturer’s warranty, then upon Tenant’s prompt written notice to Landlord of the need for such repair and/or replacement, Landlord shall, thereafter, diligently enforce such warranty. If the warranty repairs or replacements are not made within a reasonable period of time after Landlord makes a claim under the warranty, then Landlord shall cause such repairs or replacements to be made at its own cost and expense and thereafter pursue a claim under the warranty to recover such expenditure.

Notwithstanding the foregoing, to the extent any repairs to, or replacements of, any portion of the HVAC System is not covered by a warranty, and the cost of such repair or replacement constitutes a capital expenditure, Landlord shall make such repairs or replacements and Tenant shall pay on a monthly basis during the term of this Lease (and any extensions thereof) an amount equal to the monthly amortization of the full cost of such capital expenditure over the useful life of such repair or replacement. If at any time during the term of the Lease, Tenant’s HVAC maintenance contractor determines that any of the HVAC units other than the New HVAC Units require replacement, then Tenant shall give written notice of such fact to Landlord. Landlord shall thereafter engage its own HVAC maintenance contractor to inspect the HVAC unit in questions and determine whether Landlord agrees with the replacement recommendation from Tenant’s contractor. If Landlord agrees, then Landlord shall cause the HVAC unit in question to be replaced, and the cost of such replacement unit shall be amortized over its useful life. Tenant shall pay on a monthly basis during the term of the Lease (and any extensions thereof) an amount equal to such monthly amortized amount.

Subject to the provisions of paragraphs 11, 16, 17 and 22 Landlord shall keep and maintain the roof, structural elements (including, but not limited to, the foundations, main underground utilities from the street to the Project and structural roof systems), and exterior walls of the buildings constituting the Project and Common Area (as defined in paragraph 15 below) in good order and repair. In addition, Landlord shall, during calendar year 2004, at Landlord’s sole cost and expense, replace the entire roof covering servicing the Premises. Until Landlord replaces the roof covering, Landlord shall maintain and repair the roof covering at Landlord’s sole cost and expense; provided, however, to the extent any repairs to the roof covering are required because of a negligent or wrongful act or omission of Tenant, or its agents, employees, contractors or invitees, then, subject to paragraphs 11 and 17, Tenant shall pay to Landlord the full cost of such repairs within ten (10) days after Landlord’s invoice therefor. Notwithstanding anything to the contrary contained in this paragraph 9, if any repairs to the roof covering (after the replacement of such roof covering described above) are covered by any warranty obtained by Landlord in connection with the replacement of the roof, or if any other repairs which are the obligation of Tenant under this paragraph are covered by any other warranty held by Landlord, then upon Tenant’s prompt written notice to Landlord of the need for repair, Landlord shall promptly enforce such warranty. If the warranty repairs are not made within a reasonable period of time after Landlord makes a claim under the warranty, then Landlord shall cause such repairs to be made at its own cost and expense and thereafter pursue a claim under the warranty to recover such expenditure. If the roof covering requires further replacement during the term of the Lease and such replacement is not covered by any warranty, then Landlord shall cause such roof covering replacement to be made and the costs of such replacement shall be amortized over the useful life of such roof covering replacement. Tenant shall pay on a monthly basis during the term of this Lease (and any extensions thereof) an amount equal to Tenant’s percentage share of the monthly amortization of such roof replacement. Tenant waives all rights under and benefits of California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect to the extent they are inconsistent with the parties’ respective obligations under this Lease. The cost of the repairs and maintenance which are the obligation of Landlord under this subparagraph (excluding (A) the cost of any replacements of structural elements of the Premises which are the obligation of Landlord hereunder, which cost shall be paid by Landlord, at its sole cost and expense, without right of reimbursement and (B) the cost of any HVAC and roof repairs that are covered by any warranty obtained by Landlord, which cost shall be paid by Landlord, at its sole cost and expense, without right of reimbursement), including, without limitation, except as expressly provided in the parenthetical contained in this sentence, maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance shall be a common area charge and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16; provided, however, that, except as expressly provided in (A) this paragraph 9 above and (B) paragraph 11 and 17 below, to the extent Landlord performs any such repairs or maintenance (including any replacements) because of a negligent or wrongful act or omission of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord within ten (10) days after Landlord’s invoice the full cost of such repairs or maintenance (including any replacements).

10. Liens. Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant’s receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the date of notice to Tenant of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys’ fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens and like liens. Tenant shall give Landlord at least fifteen (15) days prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

11. Insurance. Tenant, at its sole cost and expense, shall keep in force during the term (and the FF&E Installation Period) (i) commercial general liability and property damage insurance with a combined single limit of at least $2,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the Premises or arising out of Tenant’s maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering Tenant’s Property located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, and (iii) Worker’s Compensation Insurance as required by law of Tenant, together with employer’s liability coverage with a limit of not less than $1,000,000 for bodily injury for each accident and for bodily injury by disease for each employee to the extent required of Tenant by applicable law (the insurance coverage described in this subsection (iii) above shall hereinafter sometimes be collectively referred to as the “Worker’s Compensation Coverage”). Tenant has represented to Landlord that Tenant may conduct all or part of its operations in the Premises with individuals provided by an “employee outsourcing” firm (such individuals being “Outsourced Employees”), and that such outsourcing firm, and not Tenant, will maintain the Worker’s Compensation Coverage with respect to the Outsourced Employees. Prior to gaining access to the Premises during the FF&E Installation Period, and at least thirty (30) days prior to any renewal date for any such insurance, Tenant shall provide Landlord with written evidence (reasonably satisfactory to Landlord) that either Tenant maintains the Worker’s Compensation Coverage with respect to any Tenant employees in the Premises and any outsourcing firm(s) maintain(s) the Worker’s Compensation Coverage with respect to any and all such Outsourced Employees. Tenant’s commercial general liability and property damage insurance and the Workers Compensation Coverage shall be endorsed to provide that said insurance shall not be canceled or reduced except upon at least thirty (30) days prior written notice to Landlord. Further, Tenant’s commercial general liability insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation, and their respective partners, officers, directors and employees and such other persons or entities as directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG25041185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; and shall be issued by an insurance company admitted to transact business in the State of California and rated A- VIII or better in Best’s Insurance Reports (or a successor report). The deductibles for all liability insurance required to be maintained by Tenant hereunder shall not exceed Ten Thousand Dollars ($10,000.00) or shall be otherwise reasonably satisfactory to Landlord. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in paragraph 18 of this Lease; provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 18. If Landlord or any of the additional insureds named on any of Tenant’s insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant’s insurance company’s liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant’s insurance policies shall be excess and non contributing with the insurance so provided by Tenant.

Tenant shall, prior to gaining access to the Premises during the FF&E Installation Period and at least thirty (30) days prior to any renewal date of any insurance policy required to be maintained by Tenant pursuant to this paragraph, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord’s reasonable judgment, attaching thereto copies of all endorsements required to be provided by Tenant under this Lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker’s Compensation Insurance as Landlord or Landlord’s lender may from time to time require to make such insurance policies and coverage consistent with insurance policies and coverage required by similar landlords of similar projects in the vicinity of the Project; provided, however, that such increase in coverage or changes do not cause the premiums for the insurance required to be maintained by Tenant hereunder to increase by more than twenty-five percent (25%) per year during the term of this Lease.

Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises (including the Tenant Improvements) and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risk” insurance, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months’ rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord’s lender may from time to time require. Landlord may, but shall not be obligated to, obtain flood and/or earthquake insurance. As of the date of this Lease, Landlord maintains earthquake insurance for the Project. If Landlord elects to cancel (or not renew) such earthquake insurance, Landlord shall notify Tenant in writing. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project (Tenant’s percentage share of any such deductible shall not exceed Ten Thousand Dollars ($10,000.00)), shall be common area charges and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraph 16. Tenant’s percentage share of insurance costs included in common area charges for any calendar year shall not increase more than twenty-five percent (25%) from Tenant’s percentage share of such insurance costs in the previous calendar year. Notwithstanding the preceding sentence, if the cost of Landlord’s insurance is increased due to Tenant’s particular use of the Premises, then Tenant shall pay to Landlord within ten (10) days after Landlord’s invoice the full cost of such increase. If any damage or repairs included within common area charges or any repairs required to be made pursuant to paragraph 9 at Tenant’s sole cost and expense are covered by the insurance required to be maintained by Landlord under this subparagraph, then Landlord shall file an insurance claim with respect to such damage or repairs (provided that Landlord may elect, in Landlord’s reasonable discretion, not to file a claim for damage or repairs totaling Fifty Thousand Dollars ($50,000.00) or less). If Landlord files a claim against its insurer, Tenant shall pay to Landlord Tenant’s percentage share of the deductible portion of any such insurance claim (provided that Tenant’s percentage share of any such deductible shall not exceed Ten Thousand Dollars ($10,000.00)). If Landlord elects not to file a claim for damage or repairs that is Fifty Thousand Dollars ($50,000.00) or less, unless Tenant is solely responsible for the cost of the repairs required to be made pursuant to paragraph 9 (in which event, Tenant shall pay the full cost thereof), the cost of repairing or replacing such damage shall be included in common area charges and Tenant shall pay its proportionate share of such common area charge in accordance with paragraph 16 hereof. If Landlord elects not to file a claim for damage or repairs that is Fifty Thousand Dollars ($50,000.00) or less and, pursuant to paragraph 9, Tenant is solely responsible for the cost of the repairs relating thereto, Tenant shall pay to Landlord the entire cost of such repair, maintenance or replacement in accordance with paragraph 9.

Subject to Tenant’s obligations pursuant to the immediately preceding subparagraph of this paragraph 11, but notwithstanding anything else to the contrary contained in this Lease, Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or the Project, or any part thereof, or to any personal property therein, from perils insured against under fire and extended coverage insurance and any other property insurance policies required to be carried (or actually carried) by the parties under this Lease. Any policy or policies of fire, extended or similar casualty insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent any rights have been waived by the insured prior to the occurrence of injury or loss.

If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

12. Utilities and Service. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pickup, sewer charges and all other services supplied to or consumed on the Premises. All utilities to the Premises except water are separately metered. The cost of water service to the Premises shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16. In addition, the cost of all utilities and services furnished by Landlord to the Common Area shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16.

Landlord shall not be liable for, and, except as otherwise expressly provided below, Tenant shall not be entitled to any abatement or reduction of rent by reason of, the failure of any person or entity to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure, and no eviction of Tenant shall result from such failure. Notwithstanding the foregoing, if there is a failure of water, gas, sewer, or electrical service to the Premises that makes the Premises untenantable for a period of seven (7) consecutive calendar days or more that is caused by Landlord’s fault or neglect and is not due to (i) the fault of the utility supplier or failure of the utility supplier to provide the applicable service, (ii) Force Majeure, (iii) a casualty, or (iv) the act or omission of Tenant, its employees, contractors, agents or invitees, then Tenant shall be entitled to, as its sole and exclusive remedy for such failure, one (1) day of abatement of basic rent for each day from and after the expiration of such seven (7) consecutive calendar day period until the applicable utility service is restored.

Tenant shall also be entitled to an abatement of basic rent in the manner described in the preceding paragraph for each day from and after the date of the entry or issuance of an order prohibiting Tenant’s occupancy of the Premises by a court or governmental agency of competent jurisdiction due to the presence of Hazardous Materials in the Premises or the Project (provided that such order was not issued as a result of Hazardous Materials introduced to the Premises due to the acts or omissions of Tenant, and/or Tenant’s employees, contractors, agents, consultants, representatives, subtenants and/or invitees) (“Order”). If any such Order is not lifted, vacated, set aside or stricken within ninety (90) days after the date of issuance thereof, then Tenant shall be entitled, as its sole and exclusive remedy, to terminate this Lease upon ten (10) days prior written notice to Landlord.

13. Taxes and Other Charges. All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, building, Common Area or Project, or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-public authority, together with any increases therein for any reason, shall be a common area charge for which Tenant shall pay its percentage share as provided in paragraph 16. By way of illustration and not limitation, “other taxes, fees and charges” as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, and premium taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant’s personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed in or about the Project, and (vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) in an amount not to exceed Tenant’s percentage share of any tax reduction resulting therefrom, shall also be a common area charge for which Tenant shall pay its percentage share as provided in paragraph 16. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher than those of other tenants in the building or Project or in the event alterations or improvements are made by Tenant to the Premises, Tenant’s percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available and Landlord’s reasonable determination thereof shall be conclusive absent manifest error.

Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant whether or not such carpeting or other property has become a part of the Premises. If any of Tenant’s personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amount attributable to Tenant’s personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property.

14. Entry by Landlord. Landlord reserves, and shall at all reasonable times have, the right to enter the Premises (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers or lenders and to put “for sale” signs thereon and, during the last six (6) months of the lease term, to show the Premises to prospective tenants and to put “for lease” signs thereon, (iv) to post notices required or allowed by this Lease or by law, (v) to perform such alterations or repairs that are Landlord’s obligation under the Lease, and (vi) to erect scaffolding and other necessary structures outside of Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s entry and acts pursuant to this paragraph and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Notwithstanding the foregoing, (i) Landlord and Landlord’s agents shall give reasonable prior notice of any entry into the Premises (other than in an emergency), (ii) comply with Tenant’s reasonable security measures in any such entry and (iii) Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations resulting from entry by Landlord or Landlord’s agents.

15. Common Area; Parking. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe, Tenant and Tenant’s employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use such portion(s) of the access roads, parking areas and facilities, and sidewalks (collectively, the “Common Area”) as may be provided and designated by Landlord for the general use and convenience of the occupants of the Project. For purposes of this paragraph 15, the “Common Area” shall also include refuse, landscape and plaza areas, roofs and building exteriors; provided that Tenant shall have access to use such roofs and building exteriors as reasonably required for Tenant’s business, subject to obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant’s rights pursuant to this paragraph 15 shall terminate upon the termination of this Lease.

Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area; provided, however, that no such changes shall materially impair Tenant’s access to the Premises, Tenant’s right to use the Common Area, Tenant’s access rights to the roof, or Tenant’s parking rights forth in this Lease. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known. Landlord further reserves the right to promulgate such reasonable, non-discriminatory rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may deem appropriate for the best interests of the occupants of the Project. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be reasonably and non-discriminatorily amended by Landlord from time to time, with or without advance notice by delivery of a copy of any such amendments to Tenant.

Tenant shall have the nonexclusive use of forty-six (46), and exclusive use of ten (10), parking spaces in the Common Area as designated from time to time by Landlord. Tenant’s exclusive parking spaces shall be labeled accordingly and, to the extent reasonably practicable, located adjacent to the entry to the Premises (provided, however, Landlord shall not be obligated to locate any such exclusive parking spaces adjacent to any other tenant’s premises). Landlord reserves the right at its sole option to assign and label parking spaces (other than the ten (10) exclusive spaces described in the preceding sentence), but it is specifically agreed that Landlord is not responsible for policing any such parking spaces. Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant’s vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative Tenant vehicle or equipment to be parked on any portion of the Common Area. Landlord shall not grant to other tenants in the Project more than 3.7 parking spaces per 1,000 square feet of space occupied by such other tenant(s).

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be at the sole discretion of Landlord; provided, however, that Landlord shall not materially impair Tenant’s access to the Premises, Tenant’s right to use the Common Area, Tenant’s access rights to the roof, or Tenant’s parking rights set forth in this Lease. The cost of such maintenance, operation and management of the Common Area, including but not limited to landscaping, repair of paving, parking lots and sidewalks, security and exterminator services and salaries and employee benefits (including union benefits) of on-site personnel engaged in such maintenance, shall be a common area charge and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraph 16.

16. Common Area Charges. Tenant shall pay to Landlord, as additional rent, an amount equal to 17.40% of the total common area charges as defined below. Tenant’s percentage share of common area charges shall be paid as follows:

Tenant’s estimated monthly payment of common area charges payable by Tenant during the calendar year in which the term commences is set forth in paragraph 4(b) of this Lease. Prior to the commencement of each succeeding calendar year of the term (or as soon as practicable thereafter), Landlord shall deliver to Tenant a written estimate of Tenant’s monthly payment of common area charges. Tenant shall pay, as additional rent, on the first day of each month during the term in accordance with paragraph 4(b) of this Lease, its monthly share of common area charges as estimated by Landlord. Within one hundred twenty (120) days of the end of each calendar year and of the termination of this Lease (or as soon as practicable thereafter), Landlord shall deliver to Tenant a statement of actual common area charges incurred for the preceding year, which statement shall be certified as being accurate to the actual knowledge of an officer of Landlord’s management company. If such statement shows that Tenant has paid less than its actual percentage then Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after receipt of the statement. If Tenant fails to pay the deficiency within such ten (10) day period, Tenant shall pay an additional five percent (5%) of the amount due as a penalty. If such statement shows that Tenant has paid more than its actual percentage share then Landlord shall credit the amount of such excess to Tenant’s percentage share of common area charges next becoming due under the Lease, or if the Lease has terminated, return such excess to Tenant concurrently with delivery of the statement. Landlord reserves the right to revise any estimate of common area charges if actual or projected common area charges show an increase or decrease in excess of ten percent (10%) from any earlier estimate for the same period. In such event, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefor, and Tenant shall revise its payments accordingly. Landlord’s and Tenant’s obligation with respect to adjustments at the end of the term or earlier expiration of this Lease shall survive such termination or expiration.

Within ninety (90) days after receipt of the statement of actual common area charges for the prior calendar year described above or any other demand by Landlord for reimbursement pursuant to this Lease, Tenant shall have the right to request in writing from Landlord, and Landlord shall provide, reasonable “backup” documentation, including copies of invoices, substantiating any common area charge or requested reimbursement. Tenant shall have no right, pending the receipt of any documentation, to withhold any payment of the common area charges or any other amount actually owed by Tenant under this Lease.

“Common area charges,” as used in this Lease, shall include, but not be limited to, (i) all items identified in paragraphs 8, 9, 11, 12, 13 and 15 as being common area charges; (ii) amortization of such capital repairs, replacements, improvements or alterations having a useful life greater than one (1) year (any such capital repair, replacement, improvement or alteration being a “Capital Expenditure”) as Landlord may have performed or installed for the purpose of reducing operating costs and/or to comply with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities now or hereinafter in effect, such Capital Expenditure(s) to be amortized over the useful life of the Capital Expenditure(s) in question with interest thereon at five percent (5%) (and Tenant shall pay its percentage share of the monthly amortized portion of any such Capital Expenditure(s) during the remaining term of this Lease (plus any option term and/or other extension(s) of the term of this Lease)); (iii) salaries and employee benefits (including union benefits) of personnel engaged in the operation and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto; (iv) supplies, materials, non-capital equipment and tools used or required in connection with the operation and maintenance of the Project; (v) licenses, permits and inspection fees; and (vi) all other operating costs incurred by Landlord in maintaining and operating the Project.

Notwithstanding the foregoing, common area charges shall not include and, subject to the third (3rd) subparagraph of paragraph 11 hereof, no other provision of this Lease shall impose upon Tenant a requirement to pay directly or reimburse Landlord for any of the following: (a) costs occasioned by casualties (except that Tenant shall pay Tenant’s percentage share of any deductible applicable to casualty insurance (which percentage share shall not exceed Ten Thousand Dollars ($10,000))) or by the exercise of the power of eminent domain by a public or quasi-public authority; (b) management fees or accounting fees or the cost of any on-site or off-site management personnel; (c) costs incurred to repair latent construction defects in the Premises not resulting from Alterations or Permitted Alterations performed by or on behalf of Tenant; (d) costs incurred by Landlord arising from claims, disputes or potential disputes between Landlord and individual tenants in the Project or any other third person with respect to the Project; (e) marketing and promotional costs, leasing commissions or fees in lieu of commissions or other costs incurred in procuring tenants, lenders or buyers; (f) costs occasioned by the intentional act or violation of law, rule, regulation, covenant, condition, restriction or fire underwriter’s requirement by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (g) costs to replace any underground utilities from the street to the Project or replacements of the structural elements of the Project; (h) any taxes which are separately assessed to another tenant of the Project as a result of such tenant’s over-standard improvements; (i) estate, inheritance, transfer, gift, or franchise taxes of Landlord or any federal or state income tax on income from all sources (except a tax on rent); (j) depreciation or other expense reserves; (k) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; (l) costs of sculptures, fountains, paintings and other art objects; (m) costs incurred with respect to any Hazardous Materials (except to the extent the Hazardous Material was introduced to the Premises by Tenant, its subtenants or assigns, or their respective employees, agents or contractors); (n) the cost of repairs, replacements and general maintenance to the extent Landlord receives reimbursement for such costs in the same calendar year as incurred from insurance proceeds, warranties, guaranties or third parties (provided, however, if any such reimbursement is not received in the calendar year when such expense was incurred, the reimbursement shall be applied to common area charges for the calendar year in which such reimbursement is received (and, if the Lease has terminated, Landlord shall reimburse Tenant for its percentage share of any such reimbursement on the later of (A) the date Landlord delivers the statement described in the second (2nd) subparagraph of this paragraph 16 or (B) the date that is thirty (30) days after the date Landlord receives such reimbursement)); and (o) insurance premiums in excess of the premiums reimbursable by Tenant pursuant to paragraph 11 of this Lease.

Notwithstanding anything to the contrary contained in this paragraph 16, Tenant’s percentage share of the aggregate increase in Controllable Expenses (as defined below) for any calendar year shall not increase more than five percent (5%) from the actual Controllable Expenses in the previous calendar year. “Controllable Expenses” shall mean costs incurred by Landlord for landscaping, alarm system monitoring, parking lot sweeping, maintenance, and other services provided to the Project by third-party service providers (and not by Landlord or Landlord’s affiliated entities) but shall specifically exclude: (i) insurance; (ii) real property taxes; (iii) utilities; (iv) damage caused by acts of God which are not covered by insurance; (v) emergency repairs; and (vi) costs incurred to comply with governmental laws, statutes, codes, regulations and mandates.

17. Damage by Fire; Casualty. In the event the Premises are damaged by any casualty which is covered by any insurance actually carried by Landlord under paragraph 11 or which would be covered under an insurance policy required to be maintained by Landlord pursuant to paragraph 11, Landlord shall be entitled to the use of all insurance proceeds and, subject to this paragraph 17 below, shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to paragraph 11, Landlord may, at Landlord’s option, either (i) repair such damage, at Landlord’s expense, as soon as reasonably possible, in which event this Lease shall continue in full force and effect, or (ii) if the loss exceeds ten percent (10%) of the replacement cost of the building of which the Premises form a part, give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of the damage. Notwithstanding the preceding sentence, in the event Landlord elects to terminate this Lease pursuant to clause (ii) above, Tenant shall have the right, within ten (10) days after receipt of the required notice, to notify Landlord in writing of Tenant’s intention to contribute such amount, which, when added to the aggregate of (A) the amount equal to ten (10%) of the replacement cost of the building of which the Premises form a part (which amount shall be contributed by Landlord in the event of any casualty) (“Landlord’s Contribution”), and (B) any earthquake insurance proceeds actually received by Landlord (if the uninsured casualty is an earthquake and Landlord actually maintains earthquake insurance), is sufficient to repair such damage, at Tenant’s expense, without reimbursement from Landlord (such amount being the “Tenant’s Contribution”), in which event this Lease shall continue in full force and effect and Landlord shall proceed to make such repairs as soon as reasonably possible after Landlord receives all of the amounts described in this sentence above. If Tenant does not give such notice within the ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant’s personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

If the Premises are damaged or destroyed but can be repaired or restored within two hundred twenty-five (225) days, after the date of destruction (assuming no Force Majeure, as defined above) to substantially the condition existing prior to such destruction and if the aggregate of (A) the proceeds of the insurance payable to the Landlord by reason of such destruction, (B) Landlord’s Contribution, (C) the deductible from Landlord’s insurance and (D) any Tenant’s Contribution which Tenant elects to contribute are sufficient to pay the cost of such repair or restoration, then the insurance proceeds, deductible amounts, Landlord’s Contribution (if applicable) and Tenant’s Contribution (if applicable) shall be so applied, and Landlord shall promptly repair and restore the Premises and this Lease shall continue, without interruption, in full force and effect. If Landlord’s good faith, reasonable estimate of the time period to restore the Premises to substantially the condition existing prior to such damage exceeds two hundred twenty-five (225) days after the date of destruction (assuming no Force Majeure), Landlord shall have the right to either terminate this Lease or to elect to restore the Premises. Landlord shall give written notice to Tenant of its election to terminate or restore within forty-five (45) days from the date of such damage. If Landlord elects to restore, the notice shall include Landlord’s good faith, reasonable estimate of the period required to effect such repair (“Restoration Estimate”). If the Restoration Estimate is in excess of two hundred twenty-five (225) days after the date of the destruction (assuming no Force Majeure), then regardless of whether the damage was caused by an insured casualty and provided that an Event of Default does not then exist under this Lease and that such damage or destruction was not caused by Tenant or its agents, invitees or employees, Tenant shall have the right to terminate this Lease by written notice of such election delivered to Landlord within ten (10) days after the date of Landlord’s notice. Failure of Tenant to give Landlord written notice of termination within said ten (10) days shall constitute Tenant’s irrevocable election not to terminate this Lease, and Landlord shall thereafter commence the repair and restoration of the Premises as soon as reasonably possible. If Landlord has not completed the repair and restoration of the Premises within thirty (30) days after the estimated date for completion in Landlord’s Restoration Estimate (which thirty (30) day period shall be extended for any period of Force Majeure), then as Tenant’s sole remedy (in addition to the abatement described in the following subparagraph of this paragraph 17), Tenant shall be entitled to one day’s additional abatement of basic rent for each day from and after said thirtieth (30th) day until Landlord completes the restoration of the Premises and delivers possession thereof to Tenant. Said basic rent abatement shall be applied to the first basic rent coming due under the Lease after Landlord’s completion of the restoration. If the Premises are damaged during the last six (6) months of the term and the estimated restoration period exceeds sixty (60) days after the occurrence of such damage or destruction (assuming no Force Majeure) either Landlord or Tenant may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of the terminating party’s election to do so within thirty (30) days after the occurrence of such damage.

If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues until sufficient restoration is completed to make the Premises reasonably suitable for occupancy, shall be abated, without regard to Landlord’s rental interruption insurance, to the extent that the damage and destruction, and the repair and restoration thereof, unreasonably interferes with Tenant’s use of the Premises. Except to the extent expressly set forth in this paragraph 17 and except for a breach by Landlord of any obligations it may have under this paragraph 17, Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this paragraph 17 shall govern in the event of such destruction.

18. Indemnification. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except the failure of Landlord to perform its obligations under this Lease where such failure has persisted for an unreasonable period of time after Tenant’s notice to Landlord of such failure. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damage to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project or the act or negligence of any other tenant of the Project. Tenant shall immediately notify Landlord of Tenant’s knowledge of any defect in the Premises or Project.

Except as to liability to the extent caused by (i) the negligence or willful misconduct of Landlord, (ii) Landlord’s violation of any law, or (iii) Landlord’s breach of this Lease, Tenant shall hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorneys’ fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorneys’ fees) to the extent arising (i) from Tenant’s use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant’s obligation to observe and comply with laws or other requirements as set forth in paragraph 7, (iii) by reason of Tenant’s use, handling, storage, or disposal of toxic or hazardous materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (v) from any other act, neglect, fault or omission of Tenant or its agents or employees.

The provisions of this paragraph 18 shall survive the expiration or earlier termination of this Lease.

19. Assignment and Subletting. Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and otherwise complying with the requirements of this paragraph 19. Any assignment, encumbrance or sublease without Landlord’s consent, shall constitute an Event of Default.

If Tenant desires to sublet or assign all or any portion of the Premises, Tenant shall give Landlord written notice thereof, specifying the projected commencement date of the proposed sublet or assignment (which date shall be not less than fifteen (15) days or more than ninety (90) days after the date of such notice), the portions of the Premises proposed to be sublet or assigned, and the identity of the proposed assignee or subtenant. Tenant shall further provide Landlord with such other information concerning the proposed assignee or subtenant as reasonably requested by Landlord. Any proposed assignee must agree to assume and agree to perform and any proposed sublessee must agree to be abide by all the covenants and conditions of Tenant under this Lease. Notwithstanding anything to the contrary contained herein, at any time during the term of this Lease (as the same may be extended), Tenant may give Landlord written notice (“Tenant’s Notice”) of its intent to either (A) assign this Lease or (B) sublease all (or substantially all) of the Premises for a sublet term ending within the last twelve (12) months of the term of this Lease (either of which being a “Major Transaction”) and the proposed first potential effective date of such Major Transaction (“Proposed Effective Date”). Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord may, in Landlord’s sole and absolute discretion, elect to recapture the Premises and terminate this Lease; provided, however, that Landlord’s right of recapture pursuant to this paragraph shall not apply in the event Tenant’s Notice provides for the assignment to a Permitted Transferee (as set forth in this paragraph 19 below) or provides for the subletting of the Premises to an Affiliate (as defined below) of HemoSense. If Landlord notifies Tenant in writing of its election to recapture the Premises within such thirty (30) day period, this Lease shall terminate and Tenant shall vacate and surrender the same prior to the Proposed Effective Date, in the condition required pursuant to the terms and conditions of this Lease. Without in any way impairing Landlord’s right to withhold consent to any future proposed assignment or sublease in accordance with this Lease, Landlord’s failure to exercise its recapture right within such thirty (30) day period shall constitute a waiver of Landlord’s right to recapture the Premises (unless Tenant fails to complete a Major Transaction within one hundred eighty (180) days after the Proposed Effective Date, in which event Tenant shall not enter into a Major Transaction without again offering to Landlord the right to recapture the Premises pursuant to this paragraph 19 by delivering another Tenant’s Notice as set forth above). If Landlord does not elect to terminate this Lease pursuant to this paragraph 19 above following the delivery of a Tenant’s Notice, then any subsequent Major Transaction shall still be subject to all of the terms and conditions of this Lease, including, without limitation, any obligation of Tenant to obtain Landlord’s consent as required by this paragraph 19.

Any assignment or subletting by Tenant shall be subject to the following conditions: (i) any sublease shall be on the same terms set forth in the notice given to Landlord; (ii) no sublease shall be valid and no subtenant shall take possession of the sublet premises until an executed counterpart of such sublease has been delivered to Landlord; (iii) no sub-subtenant shall have a further right to sublet (i.e., a subtenant of Tenant shall be entitled to sub-sublet the Premises, but such sub-subtenant shall have no further right to sublet); (iv) fifty percent (50%) of any sums or other economic consideration received by Tenant as consideration for such assignment or sublet (after reimbursement to Tenant by its subtenant or assignee of the costs incurred by Tenant to negotiate, enforce, and perform its obligations with respect to the assignment or sublet, the amortization over the term of the assignment or sublease of the cost of leasehold improvements constructed for such assignees or subtenant, the cost of services rendered to the assignee or subtenant by Tenant, attorneys’ fees, and brokerage fees) whether denominated rentals or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder; provided, however that the provisions of this clause (iv) shall not apply in the event Tenant assigns this Lease to a Permitted Transferee or Tenant sublets the Premises to a domestic entity formed, existing and governed pursuant to the laws of one of the fifty (50) states of the United States of America (or the District of Columbia) which controls, is controlled by, or under common control with, HemoSense (such entity being an “Affiliate”) (the term “control” shall mean the ownership of fifty-one percent (51%) or more of both (A) the ownership and/or economic interest of an entity and (B) the voting securities of an entity (or possession of the right to vote more than fifty-one (51%) of the voting interest in the ordinary direction of the entity’s affairs); and (v) no sublet or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Tenant shall pay to Landlord within ten (10) days after Landlord’s invoice as additional rent, Landlord’s actual and reasonable attorneys’ fees and other costs incurred for reviewing, processing or documenting any requested assignment or sublease (“Landlord’s Review Expenses”), whether or not Landlord’s consent is granted. Tenant shall not be entitled to assign this Lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which an Event of Default exists under this Lease, unless concurrently with the effectiveness of such transaction, such Event of Default is fully cured.

If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the partnership shall be deemed an assignment of this Lease subject to all the conditions of this paragraph 19. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant’s assets shall be an assignment of this Lease subject to all the conditions of this paragraph 19. The term “controlling percentage” means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote. This paragraph shall not apply if Tenant is a corporation the stock of which is publicly-traded through an exchange.

Notwithstanding anything to the contrary contained in this paragraph 19, so long as no Event of Default then exists under this Lease, and subject to the satisfaction of the conditions set forth in this paragraph, Tenant shall have the right to assign this Lease without Landlord’s consent, without the application of the Landlord’s recapture right set forth above, and without the obligation of Tenant to pay any excess rent or other compensation to Landlord (other than Landlord’s Review Expenses), to any entity resulting from a merger or consolidation of Tenant with another entity or the acquisition by another entity of all or substantially all of the assets of Tenant (such entity being a “Permitted Transferee”), provided that: (i) such entity has a net worth immediately after such merger, consolidation or acquisition that is equal to or greater than the net worth of HemoSense, Inc., a Delaware corporation (“HemoSense”), as of the date of this Lease; (ii) Tenant gives Landlord at least fifteen (15) days’ prior written notice of such transfer identifying the surviving entity of such merger or consolidation, or the entity acquiring all or substantially all of the assets of Tenant, as applicable; (iii) Tenant provides Landlord with such financial information as Landlord may reasonably require to verify that the applicable assignee satisfies the net worth requirement set forth herein; and (iv) in the case of any transfer of all or substantially all of the assets of Tenant to another entity, the transferee promptly executes and delivers to Landlord an assumption of all of Tenant’s obligations under this Lease. Notwithstanding any assignment of this Lease pursuant to this paragraph, all of the terms and conditions of this Lease shall remain in full force and effect and HemoSense (and any and all of its successors-in-interest as Tenant hereunder) shall not be released from its obligations and liabilities under this Lease.

The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or sublet shall not be deemed consent to any subsequent assignment or sublet. Upon the occurrence of an Event of Default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or sublets of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

Except as expressly permitted by this Lease in the event of a merger or acquisition, no interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act of 1978, as amended, in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this Lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment of this Lease which is not rescinded within thirty (30) days shall constitute an Event of Default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney in-fact for Tenant, or a receiver of Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; provided, however, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 19, except during the continuance of an Event of Default hereunder.

20. Default. The occurrence of any of the following shall constitute an “Event of Default”: (i) failure of Tenant to pay any rent or other sum payable hereunder within three (3) days after receipt of written notice of non-payment from Landlord; provided, however, that if Landlord gives written notice of non-payment of monthly rent once in any calendar year, then no further notice of non-payment of rent shall be required for the balance of such calendar year, and failure to pay rent within three (3) days after the same becomes due shall be an Event of Default; further provided that, notwithstanding the occurrence of an Event of Default pursuant to this subsection (i), Landlord shall not terminate this Lease due to a monetary default by Tenant unless and until Landlord delivers a 3-day notice to Tenant in accordance with Section 1161 of the California Code of Civil Procedure; (ii) abandonment of the Premises (Tenant’s failure to occupy and conduct business in the Premises for fourteen (14) consecutive days shall be deemed an abandonment; provided, however no abandonment shall be deemed to have occurred if Tenant has vacated the Premises but continues to pay all rent and other monetary sums when due hereunder and continues to timely perform all other obligations of this Lease); or (iii) failure of Tenant to perform any other term, covenant or condition of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant (provided that if such breach cannot reasonably be cured within thirty (30) days, Tenant shall not be in breach and shall have such additional time as may be reasonably necessary to cure such failure to perform (not to exceed ninety (90) days) so long as Tenant commences to cure such failure to perform within the thirty (30) day period and diligently and in good faith continues to cure the failure to perform). The notice referred to in clause (iii) above shall specify the failure to perform and the applicable Lease provision and shall demand that Tenant perform the provisions of this Lease within the applicable period of time. No notice shall be deemed a forfeiture or termination of this Lease unless Landlord so elects in the notice.

In addition to the above, the occurrence of any of the following events shall also constitute an “Event of Default”: (i) Tenant fails to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors; or (ii) any financial statements given to Landlord by Tenant, any assignee of Tenant, or successor in interest of Tenant (including, without limitation, any schedule of Tenant’s aged accounts payable) are materially false. At any time during the term of this Lease but not more than once in any calendar year, Landlord shall have the right to receive from Tenant, upon the request of Landlord’s lender(s) and/or prospective purchaser(s) of the Project (or any portion thereof including the Premises), a current annual balance sheet. Landlord and such lenders and prospective purchasers shall use reasonable efforts to keep such balance sheet confidential.

Upon the occurrence of an Event of Default, Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant’s right to possession of the Premises (and thereby terminate this Lease) or, from time to time and following the termination of this Lease, to relet the Premises or any part thereof for such term and on such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

Should Landlord elect to keep this Lease in full force and effect, Landlord shall have the right to enforce all of Landlord’s rights and remedies under this Lease, including but not limited to the right to recover and to relet the Premises and such other rights and remedies as Landlord may have under California Civil Code Section 1951.4 or successor Code section or any other California statute.

Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2 or any successor code section. Upon such termination, in addition to all of its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant’s Property or the personal property or equipment of any assignee or subtenant of Tenant removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as are permitted by applicable law and that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

21. Landlord’s Right to Cure Tenant’s Default. Landlord, at any time after the occurrence and during the continuation of an Event of Default, may, but shall not be obligated to, cure the default at Tenant’s cost. If Landlord at any time, by reason of any such Event of Default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of ten percent (10%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

22. Eminent Domain. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for Tenant’s equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises) and, in such event, the obligations of the parties hereunder shall not be affected and Tenant shall be entitled to the full award for the temporary taking.

If any action or proceeding is commenced for such taking of the Premises or any portion thereof, or of any other space in the Project constituting fifty percent (50%) or more of the number of square feet in the Project, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or of any other space in the Project constituting fifty percent (50%) or more of the number of square feet in the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, or decide that the remaining portion of the Project or Premises cannot be restored, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord’s receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

In the event of a partial taking, or conveyance in lieu thereof, of the Premises, and fifty percent (50%) or more of the number of square feet in the Premises are taken or if such taking (after taking into account any restoration by Landlord of the remaining Premises) unreasonably interferes with the conduct of Tenant’s business in the Premises, then Tenant may terminate this Lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this Lease as provided above, then this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

23. Notice and Covenant to Surrender. On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises and all of the Tenant Improvements in their condition existing as of the Commencement Date (provided that any Alterations and Permitted Alterations in the Premises, except Alterations and Permitted Alterations which Tenant is required or elects to remove in accordance with paragraph 8, shall be surrendered in their condition existing as of the installation thereof), all in clean condition, normal wear and tear, casualties, condemnation, Hazardous Materials (other than those released or emitted by Tenant), excepted, with damage to any walls patched, all floors clean and vacuumed, and the HVAC System serviced and repaired (as required pursuant to paragraph 9). On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall, at Tenant’s sole cost and expense, remove from the Premises all of Tenant’s Property and any personal property, equipment or trade fixtures of any assignees or subtenants, together with Alterations and/or Permitted Alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8, repair any damage caused by such removal, and restore such areas to the condition that existed prior to the installation of such trade fixtures, Alterations or Permitted Alterations in accordance with all applicable laws, statutes, building codes, and regulations in effect as of the date of such restoration. Any personal property not removed shall be disposed of as described in paragraph 8 above. In addition, on or prior to the expiration or earlier termination of this Lease, Tenant shall remove, at Tenant’s sole cost and expense, all telephone, other communication, computer and any other cabling and wiring of any sort installed by Tenant in the space above the suspended ceiling of the Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

If the Premises are not surrendered as required in this paragraph, Tenant shall indemnify Landlord against all loss, liability and expense (including, but not limited to, attorneys’ fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this paragraph shall survive termination of this Lease.

24. Tenant’s Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this Lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

25. Holding Over. Any holding over after the expiration or termination of this Lease with the written consent of Landlord shall be construed to be a tenancy from month to month at the monthly rent, as adjusted, in effect on the date of such expiration or termination. All provisions of this Lease, except those pertaining to the term and any option to extend, shall apply to the month to month tenancy. The provisions of this paragraph are in addition to, and do not affect, Landlord’s right of reentry or other rights hereunder or provided by law.

If Tenant shall retain possession of the Premises or any part thereof without Landlord’s consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention an amount equal to one hundred fifty percent (150%) of the amount of the daily rental in effect during the last month prior to the date of such expiration or termination. Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys’ fees) resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord’s right of re entry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord’s written consent.

26. Subordination. The Project is not currently encumbered by any lien securing Landlord’s financing. In the event Landlord’s title or leasehold interest is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, at the request of Landlord or the lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such encumbrance, or, if so requested, agreeing that the lien of lender’s encumbrance shall be or remain subject and subordinate to the rights of Tenant under this Lease, provided in either case that the lender agrees not to disturb Tenant’s possession under this Lease so long as no Event of Default exists and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this Lease. In addition, if in connection with any such loan the lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or decrease Tenant’s rights hereunder.

27. Certificate of Estoppel. Each party shall, within five (5) calendar days after request therefor, execute and deliver to the other party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, if the request is made by Landlord, shall include such other items as Landlord or Landlord’s lender may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by the party failing to deliver the certificate that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project. Further, within five (5) calendar days following written request made from time to time by Landlord, Tenant shall furnish to any prospective purchaser or lender of the Premises current financial statements of Tenant.

28. Sale by Landlord. In the event the original Landlord hereunder, or any successor owner of the Project or Premises, shall sell or convey the Project or Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

29. Attornment to Lender or Third Party. In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by a deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease so long as such purchaser agrees not to disturb Tenant’s possession under this Lease so long an Event of Default has not occurred and Tenant pays all amounts due hereunder and otherwise observes and performs all provisions of this Lease.

30. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises (provided Landlord has provided Tenant the name and address of such holder) specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

If Landlord is in default of this Lease, Tenant’s sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord’s default against future rent and other sums due and payable pursuant to this Lease. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Project of which the Premises are a part. Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.

31. Intentionally Omitted.

32. Measurement of Premises. Tenant understands and agrees that any reference to square footage of the Premises is approximate only and includes all interior partitions and columns, one half of exterior walls, and one half of the partitions separating the Premises from the rest of the Project, Tenant’s proportionate share of the Common Area and, if applicable, covered areas immediately outside the entry doors or loading docks. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or common area charges or other amounts payable hereunder by reason of inaccuracies in such measurement.

33. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party all expenses reasonably incurred in such litigation, including, without limitation, travel expenses, attorneys’ fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation brought by a third party concerning this Lease, or concerning the Premises or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, attorneys’ fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

34. Surrender. The voluntary or other surrender of this Lease or the Premises by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

35. Waiver. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant or of Tenant on any default by Landlord shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

36. Easements; Airspace Rights. Landlord reserves the right to alter the boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant’s consent, provided that no such grant or dedication shall interfere with Tenant’s use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s covenants hereunder.

This Lease confers no rights either with regard to the subsurface of or airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this Lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

37. Intentionally Omitted.

38. Notices. All notices, demands, requests, consents and other communications which may be given or are required to be given by either party to the other shall be in writing and shall be sufficiently made and delivered if personally served or if sent by United States first class mail, postage prepaid, or overnight delivery service. Prior to the commencement date, all such communications from Landlord to Tenant shall be served or addressed to Tenant at 600 Valley Way, Milpitas, California 95035. On or after the commencement date, all such communications from Landlord to Tenant shall be addressed to Tenant at the Premises. All such communications by Tenant to Landlord shall be sent to Landlord at its offices at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054. Either party may change its address by notifying the other of such change. Each such communication shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

39. Name. Tenant shall not use the name of the Project for any purpose, other than as the address of the business conducted by Tenant in the Premises, without the prior written consent of Landlord.

40. Governing Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

41. Definitions. As used in this Lease, the following words and phrases shall have the following meanings:

Authorized representative: any officer, agent, employee or independent contractor retained or employed by either party, acting within authority given him by that party.

Encumbrance: any deed of trust, mortgage or other written security device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

Lease Month: the period of time determined by reference to the day of the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

Lender: the beneficiary, mortgagee or other holder of an encumbrance, as defined above.

Lien: a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security-for the performance of an act. Most of the liens referred to in this Lease are mechanic’s liens.

Maintenance: repairs, replacement, repainting and cleaning.

Monthly Rent: the sum of the monthly payments of basic rent and common area charges.

Person: one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

Provision: any term, agreement, covenant, condition, clause, qualification, restriction, reservation or other stipulation in this Lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

Rent: basic rent, common area charges, additional rent, and all other amounts payable by Tenant to Landlord required by this Lease or arising by subsequent actions of the parties made pursuant to this Lease.

Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

42. Time. Time is of the essence of this Lease and of each and all of its provisions.

43. Interest on Past Due Obligations; Late Charge. Any amount due from Tenant to Landlord hereunder which is not paid within three (3) days after when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or common area charges or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received by Landlord within three (3) days after written notice of the delinquency, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue payment as a late charge; provided, however, with respect to the first (1st) delinquent payment in each calendar year during the lease term of any monthly rent or estimated common area charges, Landlord shall be required to give Tenant written notice of such delinquent payment in accordance with clause (i) of paragraph 20 hereof only with respect to such first (1st) delinquent payment before the imposition of a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. Except as specifically provided in this paragraph 43, no notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 20 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this paragraph shall be and constitute additional rent payable by Tenant to Landlord.

44. Entire Agreement. This Lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral or other written agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

45. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall deliver to Landlord, within ten (10) days of the execution of this Lease, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of Tenant, which copy shall be certified by Tenant’s president or secretary as correct and in full force and effect.

46. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

47. Real Estate Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this Lease except Scott Kinder of CRESA Partners (“Broker”). Except as to commissions and fees to be paid as provided in this paragraph, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against the other party by any broker, finder or other person with whom Tenant or Landlord has or purportedly has dealt with in connection with the Premises and the negotiation and execution of this Lease. To the extent agreed to between Landlord and Broker, Landlord shall pay all broker leasing commissions to Broker incurred in connection with the Premises and the negotiation and execution of this Lease. Neither Landlord nor Tenant shall be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this Lease or to any expansion or relocation of the Premises at any time; provided, however, in the event that, concurrently with Tenant’s exercise of the Option set forth in paragraph 54, Tenant notifies Landlord in writing that Broker is representing Tenant in connection therewith, Landlord shall pay Broker a leasing commission with respect to such Option pursuant to a separate agreement between Landlord and Broker.

48. Exhibits and Attachments. All exhibits and attachments to this Lease are a part hereof.

49. Environmental Matters.

(a) Tenant’s Covenants Regarding Hazardous Materials.

(i) Hazardous Materials Handling. Except for Permitted Hazardous Materials (as defined in Paragraph 49(ii) hereof), Tenant, its agents, invitees, employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present nor shall Tenant permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) by its agents, invitees, employees, contractors, subtenants, assigns and/or successors on or about the Premises or Project, except for limited quantities of office and janitorial supplies used or stored at the Premises and required in connection with the routine maintenance and maintenance of the Premises, and then only in compliance with all applicable Hazardous Materials Laws. As used herein “Hazardous Materials” shall mean any petroleum or petroleum by products, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any “hazardous substance,” “hazardous waste,” “hazardous materials,” “toxic substance” or “toxic waste” as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

(ii) Permitted Hazardous Materials. Notwithstanding anything contained in paragraph 49(a)(i), subject to (A) Landlord’s right to retain an environmental consultant to review Tenant’s proposed Permitted Hazardous Materials and (B) Tenant’s obligation, at Tenant’s sole cost and expense, to implement any reasonable recommendation made by such environmental consultant with respect to such proposed Permitted Hazardous Materials prior to Tenant’s introduction thereof to the Premises, Tenant may use and store in the Premises reasonable quantities of Hazardous Materials to the extent such use and storage is necessary for the conduct of Tenant’s business in the Premises consistent with the uses permitted by paragraph 1 hereof (“Permitted Hazardous Materials”) provided that (i) Tenant gives Landlord written notice at least thirty (30) days prior to the date that Tenant desires to commence use of the Permitted Hazardous Materials in the Premises, identifying the Permitted Hazardous Materials and the maximum quantities thereof to be used and stored by Tenant on the Premises and the method of use and disposal of such Permitted Hazardous Materials; (ii) Tenant provides Landlord, concurrently with its request to use Permitted Hazardous Materials, a Hazardous Materials Disclosure Certificate (“HazMat Certificate”) in the form attached hereto as Exhibit D; (iii) Tenant uses such Permitted Hazardous Materials only in connection with the use of the Premises allowed pursuant to paragraph 1 hereof; (iv) if Landlord has reasonable cause to believe that Tenant is violating this paragraph 49, or if Landlord retains an environmental consultant in accordance with clause (A) above, the reasonable cost of any such environmental consultant that Landlord elects to retain to evaluate the impact on the Project of the proposed or then-used Permitted Hazardous Materials shall be paid by Tenant within thirty (30) days after Landlord’s invoice therefor; (v) the Permitted Hazardous Materials would not subject the Premises, Project or the environment to a significant material risk of contamination; and (vi) if required by

Landlord, Tenant constructs or installs, at Tenant’s sole cost and expense, any alterations, improvements, or fixtures to or in the Premises required by applicable Hazardous Materials Laws, or that Landlord’s environmental consultant reasonably recommends pursuant to clause (A) above, for the use, storage or disposal of such Permitted Hazardous Materials to protect the Premises and the Project from the unauthorized or unintentional release or disposal of such Permitted Hazardous Materials. Tenant shall remove any such alterations, improvements or fixtures from the Premises and restore any damage caused by such removal prior to the expiration or sooner termination of the term of the Lease in accordance with paragraph 23 of this Lease. Tenant shall, on or before each anniversary of the Commencement Date, execute and deliver to Landlord a new HazMat Certificate describing Tenant’s present use of Permitted Hazardous Materials. Tenant shall use and store such Permitted Hazardous Materials only to the extent of the quantities listed in the then-current HazMat Certificate. Tenant shall dispose of all waste generated from its use of Permitted Hazardous Materials in accordance with applicable Hazardous Materials Laws within ninety (90) days. Tenant, at its sole cost, shall comply with all Hazardous Materials Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its agents, invitees, employees, contractors of any Permitted Hazardous Material. In no event shall Tenant be permitted to install any underground storage tanks in or about the Premises for the storage of Permitted Hazardous Materials.

(iii) Notices. Tenant shall immediately notify Landlord in writing of any of the following relating to Tenant’s use, storage, disposal, release or transportation of Hazardous Materials: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to environmental protection as a consequence of Tenant’s use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials (collectively “Hazardous Materials Laws”), (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant’s use thereof. Upon request by Landlord, Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(b) Indemnification of Landlord. Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere) to the extent arising from or caused in whole or in part, directly or indirectly, by (i) the discharge in or from the Premises, Project or buildings within the Project of any Hazardous Materials by Tenant or the use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project by Tenant, or (ii) Tenant’s failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith resulting from Tenant’s use, analysis, storage, transportation, disposal, release, transportation, discharge or generation of Hazardous Materials. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant’s use, storage or disposal of Hazardous Materials, (ii) all costs of refitting or other alterations to the Premises, Project or buildings within the Project required as a result of Tenant’s use, storage, or disposal of Hazardous Materials including, without limitation, alterations required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project caused by Tenant’s contamination of the Premises, Project or buildings within the Project with Hazardous Materials. For purposes of this paragraph 49, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility for Hazardous Materials located in, on or under the Premises or Project, except to the extent any such Hazardous Materials are placed in, on or under the Premises or Project by Tenant, its subtenants and/or assigns (and/or the respective employees, agents and/or contractors of Tenant, its subtenants and assigns).

(c) Survival. The provisions of this paragraph 49 shall survive the expiration or earlier termination of the term of this Lease.

50. Signage. Promptly after the Commencement Date, Landlord shall install Tenant’s name on the tenant directories located in the Common Area. Subject to the terms and conditions of this paragraph 50 below, Tenant shall have the right to install: (a) a sign identifying Tenant at the main entrance to the Premises and (b) a sign at the glass entry area of the Premises (collectively, the “Permitted Signs”). Tenant may elect to have the Permitted Signs installed as part of the Tenant Improvements with the cost of installation deducted from the Allowance (as defined in Section 4(a) of the Work Letter Agreement). Excepting the Permitted Signs, Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project. If Landlord consents to the installation of any sign or other advertising material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord’s prior written approval and shall be in accordance with any sign program applicable to the Project. Without limiting the generality of the foregoing, Tenant hereby agrees and acknowledges that the provisions of the preceding sentence shall be applicable to the Permitted Signs. In addition to any other requirements of this paragraph 50, the installation of any sign or other advertising material by or for Tenant must comply with all applicable laws, statutes, requirements, rules, ordinances and any C.C. & R.’s or other similar requirements. With respect to any permitted sign installed by or for Tenant (including, without limitation, the Permitted Signs), Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this Lease. Unless Tenant elects to have the cost of installation of the Permitted Signs deducted from the Allowance, the cost of any permitted sign or advertising material (including, without limitation, the Permitted Signs) and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material (including, without limitation, the Permitted Signs), Landlord may do so at Tenant’s expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten (10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord’s removal of any sign or advertising material in accordance with this paragraph 50. The provisions of this paragraph 50 shall survive the expiration or earlier termination of this Lease.

51. Submission of Lease. The submission of this Lease to Tenant for examination or signature by Tenant is not an offer to lease the Premises to Tenant, nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this Lease has been duly executed and delivered by both Landlord and Tenant.

52. Tenant Improvements. Improvements to the Premises shall be constructed and installed in accordance with the plans and specifications, and other terms and conditions, set forth in the Work Letter Agreement, the contents of which is incorporated herein and made a part hereof by this reference. The improvements shall be constructed and installed at the expense of Landlord and/or Tenant as set forth in Exhibit “C” to this Lease and in each case, shall be performed in a diligent and workmanlike manner.

53. Additional Rent. All costs, charges, fees, penalties, interest and other payments (including Tenant’s reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this Lease and any amendments to this Lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this Lease and any amendments hereto.

54. Option to Extend Term. Landlord grants to Tenant an option to extend the term of this Lease for a period of five (5) years (such extension is hereafter referred to as the “Extended Term”) with respect to the entire Premises (as the same may be expanded). The Extended Term shall follow the expiration of the initial term set forth in paragraph 2(a), as the same may be extended pursuant to paragraph 55 hereof (“Initial Term”). All the provisions of this Lease shall apply during the Extended Term except for the amount of the basic rent. The basic rent for the

Extended Term shall be adjusted to equal ninety-five percent (95%) of the market rate (as defined below). The option is further subject to the following terms and conditions:

(a) Tenant must deliver its irrevocable written notice of Tenant’s exercise of the option to Landlord not less than six (6) lease months, nor more than ten (10) lease months, prior to the expiration of the Initial Term. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise and, therefore, if Tenant fails to give Landlord its irrevocable written notice of its exercise of the option within the applicable time period provided above, then the option shall expire and be of no further force or effect.

(b) The parties shall have thirty (30) days from the date Landlord receives Tenant’s notice of exercise in which to agree on the amount constituting the market rate. If Landlord and Tenant agree on the amount of the market rate, they shall immediately execute an amendment to this Lease setting forth the expiration date of the Extended Term and the amount of the basic rent to be paid by Tenant during the Extended Term. If Landlord and Tenant are unable to agree on the amount of the market rate within such time period, then the market rate shall be determined as follows:

(i) If Landlord and Tenant are unable to agree on the market rate within said thirty (30) day period, then, within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the market rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the market rate shall be the average of the two estimates.

(ii) If the matter is not resolved by the exchange of estimates as provided in subparagraph (i) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange of such estimates, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable commercial real estate broker with experience in commercial real estate activities, including at least ten (10) years’ experience in leasing office and research and development space in the County of Santa Clara, California. If the parties cannot agree on a broker, then, within a second period of seven (7) days, each party shall select an independent broker meeting the aforementioned criteria and, within a third period of seven (7) days, the two appointed brokers shall select a third broker meeting the aforementioned criteria and the third broker shall determine the market rate pursuant to subparagraph (iii) below. If one party shall fail to make such appointment within said second seven (7) day period, then the broker chosen by the other party shall be the sole arbitrator.

(iii) Once the arbitrator has been selected as provided for in subparagraph (ii) above, then, as soon as practicable but in any case within fourteen (14) days thereafter, the arbitrator shall select one of the two estimates of the market rate submitted by Landlord and Tenant, which estimate shall be the one that is closer to the market rate as determined by the arbitrator. The arbitrator’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal. The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator; provided, however, that any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the party retaining such counsel or expert.

(c) As used herein, the term “market rate” shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party tenant comparable to Tenant desiring to lease the Premises for the Extended Term, taking into account the size of the Premises, the type and quality of tenant improvements, the location of the Premises, the quality of construction of the Project and the Premises, the services provided under the terms of this Lease, the rental and brokers commissions then being paid for the renewal of leases of space comparable to the Premises in the County of Santa Clara and all other factors that would be relevant to a third party in determining the rental such party would be willing to pay to lease the Premises for the Extended Term.

(d) Common area charges shall continue to be determined and payable as provided in paragraph 16 of this Lease.

(e) Tenant may transfer this option to an assignee in connection with the assignment of the Lease; provided, however, that HemoSense hereby agrees and acknowledges that, notwithstanding the exercise of the option by such an assignee, HemoSense shall remain jointly and severally liable with such assignee for any and all of the obligations of the Tenant under this Lease during the Extended Term. Tenant shall have no right to extend the term beyond the Extended Term. If, on the date of delivery of Tenant’s notice of exercise to Landlord, an Event of Default exists under this Lease, then such notice shall be of no effect and this Lease shall expire at the end of the Initial Term. If an Event of Default exists under this Lease on the last day of the Initial Term, then Landlord may in its sole discretion elect to have Tenant’s exercise of the option be of no effect, in which case this Lease shall expire at the end of the Initial Term.

55. Right of First Offer. If following the Commencement Date, that certain space adjacent to the Premises, consisting of approximately twenty thousand five hundred eighty-two (20,582) square feet, and commonly known as 655 River Oaks Parkway (“First Offer Space”), becomes available for lease, then Landlord shall give Tenant written notice of such availability (“Landlord’s Offer Notice”). Landlord’s Offer Notice shall include the terms and conditions on which Landlord is willing to lease the First Offer Space, including the basic rent (which basic rent shall represent Landlord’s good faith estimate of the prevailing market rent for space comparable to such First Offer Space and shall be the same basic rent at which Landlord is willing to lease the Premises to third parties) for, and any allowance for construction of tenant improvements in, the First Offer Space. Landlord’s Offer Notice shall include such reasonable documentation as may have been relied upon by Landlord in its determination that the basic rent and other lease terms set forth in Landlord’s Offer Notice are consistent with the market. Tenant shall have the right, within ten (10) business days after the date of Tenant’s receipt of Landlord’s Offer Notice, to give Landlord written notice whether or not Tenant desires to lease the First Offer Space on the terms and conditions set forth in Landlord’s Offer Notice. Tenant’s failure to give Landlord written notice of its desire to lease such First Offer Space on the terms and conditions set forth in Landlord’s Offer Notice within such ten (10) business day period shall be deemed Tenant’s waiver of the right of first offer set forth herein with respect to the First Offer Space and Landlord shall thereafter have the right to lease such First Offer Space free and clear of any rights of Tenant hereunder but, upon termination of such lease the Tenant’s rights hereunder shall again become effective, as set forth below. Notwithstanding the foregoing, if Landlord thereafter changes the rental rate and/or any allowance for tenant improvements on which Landlord is offering the First Offer Space to third parties, and such change, when taken as a whole, is fifteen percent (15%) or more favorable to such third-party lessees than the rental rate and allowance for tenant improvements set forth in Landlord’s Offer Notice, then Landlord shall again offer the First Offer Space to Tenant on the terms set forth in this paragraph 55. If Tenant gives Landlord written notice that it desires to lease such First Offer Space in accordance with this paragraph 55 above, then Landlord and Tenant shall execute an amendment to this Lease that incorporates such First Offer Space into the Premises; provided, however, that the term of the lease as to such First Offer Space shall be for the period set forth in the Landlord’s Offer Notice (and such term may or may not be coterminous with the lease term for the Premises). Such amendment shall provide for Tenant to lease such First Offer Space at the basic rent, include any allowance for construction of tenant improvements, and otherwise be subject to all of the terms and conditions of this Lease to the extent not inconsistent with the economic terms set forth in Landlord’s Offer Notice. If Tenant does not execute such lease amendment within fifteen (15) days after the date Landlord delivers a draft of the lease amendment to Tenant complying with this Lease, then Tenant’s right of first offer with respect to the First Offer Space shall be deemed terminated and Landlord shall have the right to lease such First Offer Space free and clear of any rights of Tenant hereunder. Tenant’s rights under this paragraph 55 shall be personal to HemoSense, and shall not be transferable or assignable to any assignee of this Lease, except to an assignee which is a Permitted Transferee; provided, however, that HemoSense hereby agrees and acknowledges that, notwithstanding such Permitted Transferee’s exercise of the right of first offer set forth herein, HemoSense shall remain jointly and severally liable with such Permitted Transferee for any and all of the obligations of the Tenant under this Lease, as applicable to the First Offer Space. In furtherance of the foregoing, the right of an assignee of the rights hereunder which is a Permitted Transferee to exercise the right of first offer set forth herein shall be subject to the condition precedent that HemoSense and such Permitted Transferee execute an amendment to this Lease stating that HemoSense and such Permitted Transferee will be jointly and severally liable under this Lease with respect to the First Offer Space. Tenant’s rights under this paragraph 55 shall be void and of no force and effect and shall confer no rights on Tenant during any period that an Event of Default exists under this Lease. Notwithstanding anything to the contrary contained in this paragraph, in the event that, after Tenant shall have waived (or shall have been deemed to have waived) its right to lease the First Offer Space pursuant to this paragraph 55, such First Offer Space again becomes available as a result of the expiration or earlier termination of a lease entered into by Landlord and a third party, such First Offer Space shall be re-offered to Tenant in accordance with the terms and conditions of this paragraph 55.

If Tenant leases the First Offer Space pursuant to this paragraph 55 during the last three (3) years of the Initial Term, and the term of the lease as to such First Offer Space (as set in Landlord’s

Offer Notice) extends beyond the expiration date of such Initial Term (i.e., the date that is sixty (60) months after the Commencement Date of this Lease), Tenant shall have the right to extend the Initial Term with respect to the Premises for only such period of time as may be necessary to make the term of the lease with respect to the Premises coterminous with the term as to the First Offer Space. The extension right granted pursuant to this paragraph 55 must be exercised by Tenant by written notice to Landlord given concurrently with Tenant’s notice of its desire to lease the First Offer Space on the terms and conditions of Landlord’s Offer Notice. Upon such exercise, the Initial Term shall be deemed extended, and the option granted pursuant to paragraph 54 above may exercised only as to both the Premises and the First Offer Space at the expiration of the extended Initial Term. The basic rent payable during the extended Initial Term shall be equal to one hundred percent (100%) of the market rate and determined in accordance with the procedure set forth in paragraph 54; provided, however, such market rate shall in no event be less than the basic rent in effect at the expiration of the Initial Term.

56. Approvals. Whenever the lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable, and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

57. Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved and shall be reasonably incurred.

[remainder of page intentionally left blank]

SIGNATURE PAGE FOR LEASE

by and between MONTAGUE OAKS ASSOCIATES PHASE I & II, a California general partnership (“Landlord”), and HEMOSENSE, INC., a Delaware corporation (“Tenant”)

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease on the date first above written.

LANDLORD:

MONTAGUE OAKS ASSOCIATES PHASE I & II, a California general partnership

By:	McCANDLESS GROUP (MONTAGUE), a California general partnership, a general partner

	By:	/s/ BIRK S. MCCANDLESS

BIRK S. McCANDLESS, as Trustee of the Birk S. McCandless and Mary McCandless Intervivos Trust dated February 17, 1982, a general partner

By:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, a general partner

	By:	/s/ Illegible
	Its:	Vice President

TENANT:

HEMOSENSE, INC., a Delaware corporation

By:	/s/ J. D. MERSELIS
Its:	Pres. & CEO

By:	/s/ G. HEWITT
Its:	VP

EXHIBIT “A”

[Map of the Project with the Premises outlined in red]

EXHIBIT “B”

[Map of the Project]

EXHIBIT “C”

WORK LETTER AGREEMENT

EXISTING SPACE - ALLOWANCE

This Work Letter Agreement (hereinafter “Exhibit ‘C’”) is attached to and forms a part of that certain lease (“Lease”) by and between Montague Oaks Associates Phase I & II, a California general partnership (“Landlord”), and HemoSense, Inc., a Delaware corporation (“Tenant”), pursuant to which Landlord leases to Tenant those certain premises located at 651 River Oaks Parkway, San Jose, California and consisting of approximately fifteen thousand two hundred fifty-eight (15,258) square feet (“Premises”). All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless otherwise defined below. The Premises shall be improved in accordance with the following:

1. Tenant Improvements. As used herein, “Tenant Improvements” shall include those items and specifications shown on the Final Construction Drawings prepared in accordance with paragraph 2 below. Landlord shall construct Tenant Improvements in accordance with the Final Construction Drawings and the provisions of this Exhibit “C.” Unless otherwise specifically agreed to by Landlord in writing, the installation, wiring, maintenance and removal of furniture partition systems, telephone and other communication systems, data cabling, alarm and/or security systems and any other systems not specifically set forth on the Final Construction Drawings, and all cost and expense associated therewith, shall be the sole responsibility of Tenant; provided, however, at Tenant’s discretion, the “drops” for the electrical, data and communication for partitions may be included in the Tenant Improvements.

2. Tenant Improvement Design Schedule. The plans and specifications for the Tenant Improvements and any other improvements shall be completed in accordance with the following:

(a) Attached hereto as “Exhibit C-1” are the preliminary floor plan layouts for the Premises (“Preliminary Floor Plans”) prepared by Landlord and approved by Tenant. Landlord’s architect has prepared architectural construction drawings and related documents from the approved Preliminary Floor Plans (“Architectural Construction Documents”).

(b) Attached hereto as “Exhibit C-2” is a preliminary cost estimate for the work based on the Preliminary Floor Plans prepared by Landlord and approved by Tenant.

(c) Tenant has made the decisions required and supplied to Landlord the information necessary for Landlord’s architect to complete the Architectural Construction Documents in enough detail so that Landlord’s general contractor can to bid the work, select subcontractors and proceed toward the design of electrical, mechanical and any other requirements not included on the Architectural Construction Documents. Upon Landlord’s general contractor’s selection of subcontractors, Landlord’s general contractor and subcontractors shall prepare design specifications outlining in reasonable detail electrical, mechanical and any other requirements not included on the Architectural Construction Documents (“Electrical and Mechanical Drawings”). Upon receipt of the Electrical and Mechanical Drawings, Landlord shall cause its architect to prepare the Construction Drawings based on the Architectural Construction Documents and the Electrical and Mechanical Drawings.

(d) Tenant shall have decided upon finish selections by February 11, 2004.

(e) As used herein, “Final Construction Drawings” shall include the Construction Drawings, as approved by the City, Landlord and Tenant, and any subsequent additions, deletions or changes to the Tenant Improvements permitted or required pursuant to paragraphs 5 and 6 of this Exhibit “C.”

3. Plan and Estimate Approval. Concurrently with the completion of the Final Construction Drawings and the Electrical and Mechanical Drawings, Landlord shall prepare and deliver to Tenant an improvement cost budget (“Improvement Cost Budget”) setting forth the expected Total Cost of Tenant’s Improvements (as defined in Paragraph 4(b) below) below), which shall be based upon and be logical evolutions of the Preliminary Floor Plans and preliminary cost estimate attached to this Work Letter Agreement. Landlord shall thereafter submit both the Final Construction Drawings and the Improvement Cost Budget to Tenant for approval. Tenant shall give Landlord written notice of its approval or disapproval of the Final Construction Drawings and Improvement Cost Budget within five (5) business days after receipt thereof. If Tenant disapproves either the Final Construction Drawings or the Improvement Cost Budget, Tenant shall specify its reasons for disapproval to Landlord in writing. Thereafter, the parties shall negotiate in good faith to reach agreement on the modifications to the Final Construction Drawings and/or Improvement Cost Budget that are necessary to overcome Tenant’s written objections. If the parties reach agreement within said three (3) business day period, Landlord shall cause the Final Construction Drawings and/or Improvement Cost Budget to be revised to incorporate such agreements and resubmit the same to Tenant for approval. Tenant shall approve or disapprove of the revised Final Construction Drawings and/or Improvement Cost Budget within three (3) business days after receipt thereof. Tenant’s failure to give written notice of approval or disapproval of the Final Construction Drawings or Improvement Cost Budget or any revision thereof within the time periods specified herein shall be a “Tenant Delay”. If Tenant does not deliver to Landlord its written approval or disapproval of the Final Construction Drawings and/or Improvement Cost Budget or any modifications thereto within the time period specified herein, Tenant will be deemed to have disapproved the Final Construction Drawings and/or Improvement Cost Budget. If Tenant gives written notice of disapproval of or is deemed to have disapproved the Final Construction Drawings and/or Improvement Cost Budget and the parties are not able to reach agreement on modifications thereto necessary to overcome Tenant’s objections within five (5) business days after Tenant’s receipt of the Final Construction Drawings or Improvement Cost Budget, or any modifications thereto, then Landlord may terminate the Lease upon written notice to Tenant. Upon Tenant’s approval of the Final Construction Drawings and Improvement Cost Budget, Tenant shall sign copies of the same and deliver such signed copies to Landlord. Upon Tenant’s written approval of the Improvement Cost Budget, the Improvement Cost Budget shall be deemed a guaranteed maximum price for the Tenant Improvements (said price shall be referred to herein as the “Tenant Improvement Guaranteed Maximum Cost”). The Tenant

Improvement Guaranteed Maximum Cost shall be subject to adjustment for increases (i) in the actual cost of the City permits from the estimated cost shown in the Improvement Cost Budget and (ii) in costs resulting from changes to the Tenant Improvements requested or required and approved by the parties pursuant to Paragraphs 5 and 6 below. Landlord shall not be obligated to commence construction of the Tenant Improvements until the following has occurred: the Final Construction Drawings and Tenant Improvement Guaranteed Maximum Cost have been agreed to by Landlord and Tenant and Tenant has indicated its approval of the Final Construction Drawings and Improvement Cost Budget by signing copies thereof.

4. Tenant Improvement Allowance.

(a) Landlord agrees to grant to Tenant a Tenant Improvement Allowance (“Allowance”) of One Hundred Eighty-three Thousand Ninety-six Dollars ($183,096.00) ($12.00/SF x 15,258 SF) to be applied toward the “Total Cost of Tenant’s Improvements” (as defined below) to be installed in accordance with this Exhibit “C.”

(b) As used herein, “Total Cost of Tenant’s Improvements” shall include: (i) the cost of Tenant Improvements and increases therein pursuant to Paragraphs 5 and 6 below, if any, and all demolition costs incurred in connection with preparing the Premises for the installation of the Tenant Improvements; (ii) all costs related to change orders requested by Tenant up to the guaranteed maximum additional cost for the change specified in the change order and approved by Landlord and Tenant in accordance with Paragraph 5 hereof; (iii) all costs related to Government Change Orders (as defined in Paragraph 6) approved or deemed approved by Tenant in accordance with Paragraph 6; (iv) actual permit fees and other fees for the Tenant Improvements; (v) the cost of consultants and engineers identified in the Improvement Cost Budget for the Tenant Improvements; (vi) an amount equal to the actual cost of third party supervision, administration and on site facilities and equipment necessary to perform the work; (vii) the cost to comply with any laws, rules, regulations, covenants, conditions, restrictions and/or fire underwriter requirements applicable to the Premises to the extent such compliance is triggered by the Tenant Improvement work; (viii) an amount equal to the percentage mutually agreed upon by Landlord and Tenant with the general contractor for the general contractor’s overhead and profit (“Contractor’s Fee”); and (ix) the cost of architects hired by Landlord for the design of the Tenant Improvements. Except as specifically provided in this Exhibit C, the Total Cost of Tenant’s Improvements may not exceed the Tenant Improvement Guaranteed Maximum Cost and shall not include any of the following: (a) the cost of any Landlord’s work other than the construction of the Tenant Improvements described on the Final Construction Drawings and any approved change orders thereto requested by Tenant; (b) the cost of removing any Hazardous Materials in the Premises not introduced to the Premises by Tenant; (c) the cost to comply with any laws, rules, regulations, covenants, conditions, restrictions and/or fire underwriter requirements applicable to the Premises to the extent such compliance would have been required in the absence of the Tenant Improvement work; (d) costs for overtime not authorized by Tenant in writing to the extent in excess of any budget for overtime included in the Improvement Cost Budget; (e) construction management, profit and overhead charges (whether payable to Landlord, its authorized representatives or any general contractor) in excess of the Contractor’s Fee; (f) replacement of the roof and the New HVAC Units as specified in paragraph 9 of the Lease; and

(g) construction of new restrooms in the Premises as specified in Paragraph 9 of this Exhibit C. If any item of the Total Cost of Tenant Improvements paid from the Allowance or Additional Allowance is covered by insurance or warranty, Landlord shall make a claim under such insurance or warranty, as applicable, and upon receipt of any recovery under such insurance or warranty, shall credit the amount of such recovery to the next accruing installment of basic rent due under the Lease.

(c) In the event that the Total Cost of Tenant’s Improvements exceeds the Allowance (the amount by which the Total Cost of Tenant’s Improvements exceeds the Allowance shall be referred to herein as the “Excess Cost”), Tenant shall pay to Landlord as the work progresses, within five (5) days after receipt of Landlord’s invoice therefor, a proportionate share of each monthly progress payment made by Landlord to the general contractor in the amount equal to the amount of such progress payment multiplied by a fraction, the numerator which is the Excess Cost and denominator of which is the sum of the Allowance and the Excess Cost; provided, however, until the substantial completion of the Tenant Improvements, the maximum amount payable by Tenant pursuant to this paragraph shall be ninety percent (90%) of such Excess Cost. Tenant’s failure to pay its proportionate share of any progress payment within three (3) days after such payment becomes due shall be deemed an Event of Default under the Lease and the amount so delinquent shall be deemed additional rent and Landlord may exercise all rights and remedies set forth in Paragraph 20 of the Lease; and in addition, Landlord may delay construction until such payment is made and such delay which delays the progress of the work shall be deemed a Tenant Delay subject to the provisions of Paragraph 7 of this Exhibit “C.”

(d) In addition to the Allowance, Landlord shall make available to Tenant an additional tenant improvement allowance in an amount not to exceed Seventy-six Thousand Two Hundred Ninety Dollars ($76,290.00) (i.e., $5.00/square foot x 15,258 square feet) (“Additional Allowance”). If the parties determine that there will be Excess Cost, Tenant shall have the right to request, within five (5) days after Tenant’s approval of the Improvement Cost Budget (in accordance with paragraph 3 hereof), that Landlord make the Additional Allowance available for payment of any such Excess Costs. In addition, Tenant may request that Landlord apply the Additional Allowance against the cost of any change orders included in the Total Cost of Tenant Improvements (to the extent the Tenant Improvement Maximum Guaranteed Cost exceeds the Allowance as a result of such change orders). If Tenant elects not to use the Additional Allowance to pay Excess Costs, and/or such change order costs, Tenant shall pay such Excess Cost and/or such change order costs in accordance with the terms and conditions of Paragraphs 4(c) and 5 of this Exhibit “C.”

The use of the Additional Allowance shall be subject to all of the terms and conditions of this Exhibit “C.” Upon completion of the Tenant Improvements, the actual amount of Additional Allowance used by Tenant shall be amortized over the initial term of the Lease (i.e., sixty (60) months) together with interest thereon at five percent (5%) per annum, and such monthly amortized amount shall be added to the monthly installments of basic rent payable by Tenant pursuant to paragraph 4 of the Lease for the first sixty (60) months of the term of the Lease.

5. Changes by Tenant. Tenant may request changes, deletions or additions to the Tenant Improvements; provided, however, that the effectiveness of any such requested change, deletion or addition shall be subject to written approval by an authorized representative of Landlord, which approval shall not be unreasonably withheld or delayed, and to obtaining any required governmental permits or other approvals. In no event shall work on any change, deletion or addition requested pursuant to this Paragraph 5 commence prior to (i) Landlord and Tenant approving, in writing, such change, deletion or addition, and (ii) Landlord’s and Tenant’s agreement on any change to the Tenant Improvement Guaranteed Maximum Cost, the maximum amount of any Tenant Delay to be charged against Tenant with respect to such change order, and any revision to the Scheduled Date as a result of such change order. If any such change order approved by Landlord and Tenant increases the Tenant Improvement Guaranteed Maximum Cost, then Tenant may elect to pay the amount of such increase, as agreed by the parties in the preceding sentence, either from Allowance, the Additional Allowance or as part of the Excess Cost payable by Tenant as the work progresses.

6. Changes by Authority. If any change, deletion or addition to the Tenant Improvements shown in the approved Final Construction Drawings submitted to the City is required in order to obtain any governmental permit or approval, or otherwise, and such change, deletion or addition is not due to an error in the Construction Drawings by Landlord’s architect (“Government Change Order”), Landlord shall give Tenant written notice thereof along with an estimate of the cost to implement such Government Change Order. If the estimated cost of such Government Change Order is less than Fifteen Thousand Dollars ($15,000), then Tenant shall be deemed to have approved such Government Change Order and costs associated with such Government Change Order shall be included in the Total Cost of Tenant Improvements as provided in Paragraph 4(b) of this Exhibit C up to Fifteen Thousand Dollars ($15,000). If the estimated cost of any Government Change Order is Fifteen Thousand Dollars ($15,000) or more, Tenant shall have the right to terminate this Lease by giving written notice of such termination within ten (10) business days after receipt of the estimated cost of the Government Change Order. If Tenant fails to give written notice of termination of this Lease within said ten (10) business day period, Tenant shall be deemed to have agreed to pay the costs associated with such Government Change Order (up to the maximum amount stated in the Government Change Order) and such costs shall be included in the Total Cost of Tenant Improvements as provided in Paragraph 4(b) of this Exhibit C. If Tenant gives written notice of termination of the Lease within said ten (10) business day period, then this Lease shall terminate, Landlord may apply the prepaid basic rent and common area charges deposited by Tenant in accordance with paragraph 4(d) of the Lease to the cost incurred by Landlord for the Construction Drawings in an amount not to exceed Fifteen Thousand Dollars ($15,000) and the balance of such prepaid rent and common area charges and the security deposit shall be promptly returned to Tenant within ten (10) days following delivery to Landlord of Tenant’s termination notice.

7. Tenant Delays. As used in this Lease, a “Tenant Delay” shall mean a delay in the commencement of the term beyond the Scheduled Date to the extent such delay is due to (a) Tenant’s failure to deliver notices of approval or disapproval within the time periods specified in Paragraph 2 above, (b) changes in the Tenant Improvements required by Tenant (but not in excess of the maximum delay approved by Landlord and Tenant), (c) any other event described in the Lease as a Tenant Delay or (d) any other failure by Tenant to perform its obligations under this Exhibit “C” or otherwise under the Lease which continues for more than twenty-four (24) hours after written notice to Tenant that Tenant’s non-performance is delaying the construction of the Tenant Improvements.

8. Punch List. Landlord and Tenant shall conduct a walk-through inspection of the Premises and shall jointly create a list of items (“Punch List”) that require completion or correction in order for the Premises to be acceptable and conform to the Lease. Landlord shall commence to complete or correct the items as soon as possible and shall complete such Punch List items within a reasonable period of time. If Tenant does not make itself available to conduct the walk-through and create the Punch List within thirty (30) days after Landlord’s notice of substantial completion, Tenant shall be deemed to have waived the right to prepare a Punchlist. Notwithstanding Landlord’s completion of Punch List items or anything contained in paragraph 9 of the Lease, Landlord, at Landlord’s sole cost, shall enforce any warranty pertaining to the Tenant Improvements provided to Landlord by the general contractor, any subcontractor or manufacturer in connection with the construction of the Tenant Improvements. Nothing in this Paragraph 8 shall delay the commencement of the term or Tenant’s obligation to pay rent or to make other payments due Landlord under the Lease.

9. Additional Restrooms. Landlord shall, during the construction of the Tenant Improvements, at Landlord’s sole cost and expense, install in the Premises an additional set of restrooms in the location specified and in accordance with the Construction Drawings. Upon completion, such restrooms shall comply with all applicable laws, statutes, building codes and regulations, including without limitation, the Americans With Disabilities Act.

10. Rent Credit. If any portion of the Allowance remains unused after Landlord has completed construction of the Tenant Improvements, completed any Punch List items and obtained final lien releases from the general contractor, all subcontractors and all persons supplying labor or material to the Tenant Improvements, Landlord shall notify Tenant of the amount of any unused portion of the Allowance. Landlord shall apply the unused portion of the Allowance toward the next accruing monthly installments of basic rent coming due under the Lease until such excess is exhausted.

EXHIBIT “C-1”

[Diagram of the preliminary floor plan layouts for the Premises]

EXHIBIT “C-2”

PRELIMINARY COST ESTIMATE

651 RIVER OAKS PARKWAY HEMOSENSE		SF:	15,258
SHOOTING FOR APRIL 1ST MOVE-IN DATE
Contractor’s Fee	7%	10% cont. 12% CO	10%

Scope of Work:	ICON	TICON	Willow Glen
Title 24 calcs? Extra cost depends on City’s requirements	Part., not work	no	yes, but not work
Time in to secure permit	✓	✓	✓
Any allowance in for permits?	$1,200	☐	☐
Cost for subs plans for permit?	✓	✓	✓
How much supervision time per day?	4 hrs per day	4-5 hrs. per day	6 hours
How long for job?	10 wks inc permit	5.5 wks after permit	4-5 wks after permit
Any time in for meetings?	✓	✓	✓
Site protection (existing carpet, etc.)	✓	✓	✓
Dump fees for entire job included?	✓	✓	✓
Demo double doors between wet lab area and strip Mfg.	✓	✓	✓
Demo exterior wall at new door location	✓	✓	✓
Demo concrete, landscape, soil, etc.	✓	✓	✓
Install new glass exit door	✓	✓	✓
ADA compliant path of travel from door to parking lot? (ramp, ret. walls) If ramp, how long? Hand rail inc.? Waterproof along building exterior?	✓	✓	✓
Demo walls per plan	✓	✓	✓
Install drywall soffits at differing ceiling heights (rms 123 & 124)	✓	✓	✓
Install new walls per plan	✓	✓	✓
1-hour rated lobby	✓	✓	✓
New wall surface to match existing	✓	✓	✓
Install new doors, frames and ADA hardware	✓	✓	✓
Install new side lights w/ 1’ wall between door & glass for switch	✓	✓	✓
Paint new construction to match existing	✓	✓	✓
Repair/replace t-bar ceiling at new construction	✓	✓	✓
Electrical:	✓	✓	✓
Safe off required for demo?	✓	✓	✓
Exit signs per plan?	✓	✓	✓
1, 4’. 2-tube light fixture w/lens in each room?	✓	✓	✓
Emergency exit lights?	✓	✓	✓

Scope of Work:	ICON	TICON	Willow Glen
Exhaust fans in restrooms? 1 ea. or shared	1 each	1 each	1 each
GFI outlet in each restroom?	✓	✓	✓
All electrical per plan and Addendum #1?	✓	✓	✓
New Restrooms?	✓	✓	✓
Toilets, mirrors, locking door hardware	✓	will add	not SN dispenser
TP, SN & PT dispensers, SN disposal	✓	will add	3
Soap disp., seat cover disp.	✓	✓	✓
Cabinetry and sinks	Counter top & sink	Counter top & sink	Counter top & sink
ADA accessible	✓	✓	✓
Marlite or RFP in new restrooms	✓	✓	✓
Sheetrock ceiling in new restrooms	✓	✓	✓
Sheet vinyl in new restrooms	✓	✓	✓
Plumbing in wet lab with hot & cold water	✓	✓	✓
Cabinetry and sheet vinyl in wet lab #113	✓	✓	✓
Cabinetry in breakroom	✓	✓	✓
VCT in breakroom and mail/copy & for Rm 124.	✓	✓	✓
waterline for coffee maker	✓	✓	✓
Relocate/add fire sprinklers	✓	✓	✓
Add new carpet where necessary.	✓	✓	✓
New base at new construction and where necessary	✓	✓	✓
HVAC:	✓	✓	✓
supplies/returns relocated & added where necessary	✓	✓	✓
air balance of entire suite	area of construction	area of construction	area of construction
Install control panel to allow independent AC for conf. rooms
Lobby and west offices	✓	✓	✓
Fire extinguisher cabinets per plan?	✓	✓	✓
New ADA door hardware at all doors	✓	✓	✓
Final clean up	✓	✓	✓
Cost of main contract LESS restrooms and ext. door:	$167,890	$188,469	$140,626
Exterior signage Estimate Only:	$500	$500	$500
Permit fees Estimate Only:	$20,000	$20,000	$20,000
Architectural costs & submittal fees: (all others in bid)	$10,580	$10,580	$10,580
Total job cost less restrooms and exterior door:	$198,970	$219,549	$171,706
PER SQUARE FOOT COSTS	$13.04	$14.39	$11.25
(Note: unknown City cost for Title 24 at this time)
Alternates (FOR TENANT):
New VCT per note 7 on plan (less room 124)	$12,465	$10,914	$11,433

Scope of Work:	ICON	TICON	Willow Glen
Includes removal of old glue off cement?	Scraped off	Scraped off	Scraped off
Add four four-plexes at room 112	not indicated	not indicated	$740
	$12,465	$10,914	$12,173
ALTERNATES FOR TENANT	$0.82	$0.72	$0.80

Total for tenant including alternates if desired:			$12.05

Approval of Willow Glen Construction

Tenant Approval: /s/ Gary Hewett
Date: 2/4/04

Fax back to Nancy Babb @ McCandless Mgt. (408) 562-4322

EXHIBIT “D”

Hazardous Materials Disclosure Certificate

All capitalized terms in this Certificate which are not defined in this Certificate shall have the meanings given them in the Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Name of Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone

Number(s):

Address of Premises:

Length of Initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operation to take place in the Premises that will require the use of Hazardous Materials, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Or describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

What Hazardous Materials will be used, generated, stored or disposed of in, on or about the Premises? Describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises. Attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Hazardous Materials Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. If there is an existing Hazardous Materials use, attach a list setting forth the information requested above including actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	WASTE MANAGEMENT

3.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Describe any additional identification numbers issued since the previous certificate.

Yes ☐    No ☐

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3.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Describe any new reports filed.

Yes ☐    No ☐

If yes, attach a copy of the most recent report filed.

4.	WASTEWATER TREATMENT AND DISCHARGE

4.1	Will your company discharge wastewater or other wastes to:

☐ storm drain?	☐ sewer?
☐ surface water?	☐ no wastewater or other wastes discharged.

4.2	Will any such wastewater or waste be treated before discharge?

Yes ☐    No ☐

If yes, describe the type of treatment proposed to be conducted.

5.	AIR DISCHARGES

5.1	Do you plan for any air filtration systems to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Indicate whether or not there are any such air filtration systems in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐    No ☐

If yes, please describe:

6.	HAZARDOUS MATERIALS DISCLOSURES

6.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Indicate whether or not a Management Plan is required and has been prepared.

Yes ☐    No ☐

If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

6.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes ☐    No ☐

If yes, please explain:

D-2

7.	ENFORCEMENT ACTIONS AND COMPLAINTS

7.1	With respect to Hazardous Materials or Hazardous Materials Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐    No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.

7.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐    No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord.

7.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes ☐    No ☐

If yes, describe.

8.	PERMITS AND LICENSES

8.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any use permits or approvals.

I (print name)                             , acting with full authority to bind the Tenant and on behalf of the Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

By:

Title:

Date:

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